Exhibit 99.1
ITEM 6. SELECTED FINANCIAL DATA
The following table sets forth our selected consolidated financial data. You should read this information together with our consolidated financial statements and the related notes to those statements included in this report, and “Item 7. Management’s Discussion and Analysis or Plan of Operation” of this report. Since CEC was not an operating company and the shareholders of CCH control the combined company after the Acquisition in December 2006, the Acquisition was accounted for as a recapitalization in which CCH was the accounting acquirer. As such, the following selected financial data for 2004 and 2005 reflected those of CCH under such a basis. In addition, the following selected financial data have been retrospectively adjusted for all prior periods presented to reflect (1) the discontinued operations reported in February 2007, details of which are set out in Note 3 to the Consolidated Financial Statements; and (2) the adoption of Financial Accounting Standards Board (“FASB”) Statement (“SFAS”) No. 160, “Noncontrolling Interest in Consolidated Financial Statements — an amendment of ARB No. 51”, in January 2009, as described in Note 2 to the Consolidated Financial Statements. The selected consolidated balance sheet data and statements of operations data in the table below have been derived from our audited consolidated financial statements. Historical results are not necessarily indicative of results to be expected in the future.

	Year Ended December 31,
	2008	2007	2006	2005	2004
	(Amounts in thousands of RMB except share and per share data)
Selected Consolidated Statements of Operations Data:
Revenue	286,038	187,730	174,119	146,018	80,571
Cost of revenues	147,982	85,501	89,390	69,354	39,713
Gross profit	138,056	102,229	84,729	76,664	40,858
Total operating expenses, net	71,437	47,929	36,433	26,581	19,133
Income from continuing operations	50,184	62,270	30,097	44,297	6,947
(Loss) income from discontinued operations	—	(139)	(2,250)	834	—
Net income	50,184	62,131	27,847	45,131	6,947
Net income attributable to noncontrolling interest
From continuing operations	7,517	3,242	5,833	8,574	3,045
From discontinued operations	—	230	2,310	1,669	—
Net income attributable to ChinaCast Education Corporation	42,667	58,659	19,704	34,888	3,902

Income from continuing operations attributable to ChinaCast Education Corporation per share:
Basic	1.40	2.22	1.44	2.14	0.29
Diluted	1.39	2.11	1.23	2.07	0.28
Loss from discontinued operations attributable to ChinaCast Education Corporation per share:
Basic	—	(0.01)	(0.27)	(0.05)	—
Diluted	—	(0.01)	(0.23)	(0.05)	—
Net income attributable to ChinaCast Education Corporation per share:
Basic	1.40	2.21	1.17	2.09	0.29
Diluted	1.39	2.10	1.00	2.02	0.28

Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	220,131	138,610	278,067	120,368	54,425
Term deposits	369,000	596,768	442,921	273,798	323,901
Total assets	1,499,159	950,714	940,579	676,913	586,945
We adopted FASB Interpretation No. 48 (“FIN48”), “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 on January 1, 2007, prospectively.

Selected Unaudited Quarterly Combined Results of Operations
The following table sets forth unaudited quarterly statements of operations data for the four quarters ended December 31, 2008 and 2007. We believe this unaudited information has been prepared substantially on the same basis as the annual audited combined financial statements appearing elsewhere in this report.
We believe this data includes all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. You should read the quarterly data together with the consolidated financial statements and the notes to those statements appearing elsewhere in this report. The consolidated results of operations for any quarter are not necessarily indicative of the operating results for any future period. We expect that our quarterly revenues may fluctuate significantly.

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2008	2008	2008	2007	2007	2007	2007
	(Amounts in thousands of RMB except share and per share data)
Selected quarterly operating results
Revenues	79,842	72,779	73,923	59,494	59,572	46,030	42,273	39,855
Cost of revenues	52,520	30,785	33,586	31,091	29,856	20,145	18,501	16,999
Gross profit	27,322	41,994	40,337	28,403	29,716	25,885	23,772	22,856
Total operating expenses, net	21,935	16,874	11,258	21,370	22,720	10,132	8,187	6,890
Income from continuing operations	(9,140)	22,509	28,201	8,614	15,308	17,130	14,720	15,112
Loss from discontinued operations	—	—	—	—	—	—	—	(139)
Net income	(9,140)	22,509	28,201	8,614	15,308	17,130	14,720	14,973
Net income attributable to noncontrolling interest
From continuing operations	1,856	2,820	2,457	384	523	295	649	1,775
From discontinued operations	—	—	—	—	—	—	—	230
Net income attributable to ChinaCast Education Corporation	(10,996)	19,689	25,744	8,230	14,785	16,835	14,071	12,968
Income from continuing operations attributable to ChinaCast Education Corporation per share:
Basic	(0.47)	0.63	0.94	0.30	0.55	0.62	0.52	0.53
Diluted	(0.47)	0.63	0.94	0.29	0.50	0.61	0.49	0.51
Loss from discontinued operations attributable to ChinaCast Education Corporation per share:
Basic	—	—	—	—	—	—	—	(0.01)
Diluted	—	—	—	—	—	—	—	(0.01)
Net income attributable to ChinaCast Education Corporation per share:
Basic	(0.47)	0.63	0.94	0.30	0.55	0.62	0.52	0.52
Diluted	(0.47)	0.63	0.94	0.29	0.50	0.61	0.49	0.50

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the notes to those financial statements appearing elsewhere in this report. This discussion contains forward-looking statements that involve significant risks and uncertainties. As a result of many factors, such as those set forth under “Forward Looking Statements” and “Item 1A Risk Factors” and elsewhere in our 2008 Form 10-K, our actual results may differ materially from those anticipated in these forward-looking statements.
Information Regarding Forward Looking Statements
The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the notes to those financial statements set forth commencing on page F-1 of this report. This discussion contains forward-looking statements that involve significant risks and uncertainties. As a result of many factors, such as those set forth under “Forward Looking Statements” and “Risk Factors” and elsewhere in the Form 10-K, our actual results may differ materially from those anticipated in these forward-looking statements.
Overview
We were formed on August 20, 2003 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a company having its primary operations in the PRC.
On December 22, 2006, we consummated the acquisition of CCH. As of December 22, 2006, shareholders of CCH that had previously executed Letters of Undertaking with us with respect to the sale of their shares of CCH and that collectively held 239,648,953 shares of CCH or 51.22% of CCH’s outstanding shares have accepted the voluntary conditional offer (the “Offer”) made in Singapore by DBS Bank, for and on our behalf, to acquire all of the outstanding ordinary shares of CCH. On January 18, 2007, at the end of the Offer period, acceptance of the Offer totaled 80.27%, which is the basis we accounted for the acquisition. As a result of this acceptance of the Offer by CCH shareholders, CCH has become our subsidiary and such acquisition qualified as a “business combination” under our amended and restated certificate of incorporation.
We are subject to risks common to companies operating in China, including risks inherent in our distribution and commercialization efforts, uncertainty of foreign regulatory approvals and laws, the need for future capital and retention of key employees. We cannot provide assurance that we will generate revenues or achieve and sustain profitability in the future.
Critical Accounting Policies
We believe that the application of the following accounting policies, which are important to our financial position and results of operations, requires significant judgments and estimates on the part of management. For a summary of our significant accounting policies, see Note 2 of the consolidated financial statements appearing elsewhere in this report.

Revenue Recognition. ChinaCast’s principal sources of revenues are from provision of satellite bandwidth and network access services in distance learning and to a lesser extent, the provision of English training services sales of satellite communication related equipment and accessories. ChinaCast recognizes revenue when (1) there is persuasive evidence of an agreement with the customer, (2) product is shipped and title has passed, (3) the amount due from the customer is fixed and determinable, and (4) collectability is reasonably assured. At the time of the transaction, ChinaCast assesses whether the amount due from the customer is fixed and determinable and collection of the resulting receivable is reasonably assured. ChinaCast assesses whether the amount due from the customer is fixed and determinable based on the terms of the agreement with the customer, including, but not limited to, the payment terms associated with the transaction. ChinaCast assesses collection based on a number of factors, including past transaction history with the customer and credit-worthiness of the customer.
The revenues from provision of satellite bandwidth and network services in distance learning is recognized as the services are provided. Subscription fee received from the multimedia educational content broadcasting service is recognized as revenue over the subscription period during which the services are delivered.
The Company established an English training service business line in the third quarter of 2007. The Company provides two types of services to students. Students can attend English classes with unlimited access within a certain period of time generally from 2 to 12 months. The other type of classes limits the number of times students can access within a certain period of time generally from 3 to 12 months. Tuition fees are non-refundable for both types of tuition services. Revenues from the unlimited access classes are recognized on a straight-line basis over the service period. Revenues from the limited access classes are deferred and recognized on completion of the tuition period in the absence of available record supporting the number of times students attended classes during the tuition period.
Revenues from satellite communication related equipment and accessories are recognized once the equipment and accessories are delivered and accepted by the customers.
The Company acquired 80% of Hai Lai, which owns FTBC in the second quarter of 2008. FTBC offers accredited bachelor degree and diploma courses to students in the PRC. Revenues from bachelor degree and diploma program offerings, representing tuition fees and accommodation and catering service income, are recognized on a straight-line basis over the service period.
Useful lives and impairment of Property and equipment, and acquired intangible assets. Property and equipment and acquired intangible assets are amortized over their useful lives. Useful lives are based on management’s estimates of the period that the assets will generate revenue. In particular, customer relationship acquired is amortized using the accelerated amortization method over 41 months based on the estimated progression of the students through the respective courses, giving consideration to the revenue and cash flow associated. Property and equipment and acquired intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
Land use rights
All land in the PRC is owned by the PRC government. The government in the PRC, according to the relevant PRC law, may sell the right to use the land for a specified period of time. Thus, all of the Company’s land purchases in the PRC are considered to be leasehold land and are stated at cost less accumulated amortization and any recognized impairment loss. Amortization is provided over the term of the land use right agreement on a straight-line basis.

Inventory valuation. Inventories are valued at the lower of cost or market value and have been reduced by an allowance for excess and obsolete inventories. The estimated allowance is based on management’s review of inventories on hand compared to estimated future usage and sales.
Valuation of cost method investments. The Company periodically reviews the carrying value of the cost method investments for continued appropriateness. This review is based upon the Company’s projections of anticipated future cash flows. While the Company believes that the estimates of future cash flows are reasonable, different assumptions regarding such cash flows could materially affect the valuations.
Deferred tax assets. The Company has provided a full valuation reserve related to its substantial deferred tax assets. In the future, if sufficient evidence of the Company’s ability to generate sufficient future taxable income in certain tax jurisdictions becomes apparent, the Company may be required to reduce its valuation allowances, resulting in income tax benefits in the Company’s consolidated statement of operations. Management evaluates whether it is more likely than not that the deferred tax assets would be realized and assesses the need for valuation allowance.
Tax Contingency. The tax contingency was previously assessed under SFAS No. 5, “Accounting for Contingencies”. Effective on January 1, 2007, the Company adopted FIN 48. Under FIN 48, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-that-not to be sustained upon audit by the relevant taxing authority based solely on technical merits of the associated tax position. The Company also elected the accounting policy that the interest and penalties recognized are classified as part of its income taxes. The unrecognized tax benefits, tax liabilities and accrued interest and penalties represent management’s estimates under the provisions of FIN 48.
Impairment of Goodwill. Goodwill is tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that it might be impaired. SFAS No. 142, “Goodwill and Other Intangible Assets” requires a two-step goodwill impairment test. The first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill.
Long-term investments
An affiliated company over which the Company has the ability to exercise significant influence, but does not have a controlling interest is accounted for using the equity method. Significant influence is generally considered to exist when the Company has an ownership interest in the voting stock of the investee of between 20% and 50%, and other factors, such as representation on the investee’s Board of Directors, voting rights and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate. The Company’s share of earnings of equity affiliate is included in the accompanying consolidated statements of operations below provision for income taxes.
For investments in an investee over which the Company does not have significant influence and a controlling interest, the Company carries the investment at cost and recognizes as income any dividend received from distribution of the investee’s earnings.
The Company reviews the investments for impairment whenever events or changes in circumstances indicate that the carrying value may no longer be recoverable.

Results of Operations
For the purpose of the discussion and analysis of the results of CEC, the consolidated group is referred to as “the Group”. CEC is sometimes referred to as the “Company”. The satellite operating entity, ChinaCast Company Limited, is referred to as “CCL” and its registered branch in Beijing is referred to as “CCLBJ”. The US dollar figures presented below were based on the historical exchange rate of 1USD = 6.8RMB at December 31, 2008 for 2008; 1USD = 7.30RMB at December 31, 2007 for 2007; and 1USD = 7.81RMB at December 31, 2006 for 2006.
Since our acquisition of Hai Lai, we have been organized as two business divisions, the E-learning and training service Group (the “ELG”), encompassing all the Company’s businesses before the acquisition, and the Traditional University Group (the “TUG”), offering bachelor and diploma programs to students in China.
Year ended December 31, 2008 compared to year ended December 31, 2007
The revenue of the Company for 2008 amounted to RMB286.0 million (US$42.1 million) representing an increase of 52.4% compared to RMB187.7 million (US$25.7 million) in 2007. The increase was mainly due to the acquisition of Hai Lai, which forms the TUG, in the second quarter of 2008 and the growth of the post secondary education distance learning services.
Revenue of the ELG amounted to RMB202.8 million (US$29.8 million) for 2008 as compared to revenue of RMB187.7 million (US$25.7 million) for 2007. Service income, mainly of a recurring nature amounted to RMB173.9 million (US$25.6 million) for 2008 compared to RMB148.9 million (US$20.4 million) in 2007. Equipment sales, mainly project based, amounted to RMB28.9 million (US$4.3 million) against RMB38.8 million (US$5.3 million) last year. The following table provides a summary of the ELG’s revenue by business lines:

	2008		2007		2006
(millions)	RMB	US$	RMB	US$	RMB	US$
Post secondary education distance learning	96.9	14.3	69.6	9.5	56.0	7.1
K-12 and content delivery	65.6	9.6	68.3	9.4	78.5	10.1
Vocational training, enterprise/government training and networking services	40.3	5.9	49.8	6.8	39.6	5.1

Total ELG revenue	202.8	29.8	187.7	25.7	174.1	22.3
Net revenue from post secondary education distance learning services increased from RMB69.6 million (US$9.5 million) in 2007 to RMB96.9 million (US$14.3 million) in 2008. The increase of 39.2% was due to the increase in student enrolment, the increase in tuition fee and the full year contribution of the addition of another university partner, namely Tongji University. The total number of post-secondary students enrolled in courses using the Company’s distance learning platforms including contracts with CCLBJ but excluding Tongfang Education’s students increased to 131,000 from 121,000 at the end of 2007.

Results of Operations — continued
Year ended December 31, 2008 compared to year ended December 31, 2007 — continued
The revenue from the K-12 and content delivery business decreased slightly by approximately 4.0% from RMB68.3 million (US$9.4 million) to RMB65.6 million (US$9.6 million). The number of subscribing schools for K-12 distance learning services has stabilized at 6,500.
Net revenue from vocational and career training services and enterprise government training and networking services decreased from RMB49.8 million (US$6.8 million) to RMB40.3 million (US$5.9 million). The decrease was mainly due to the drop in equipment sales, the nature of which is not recurring.
TUG was newly established in the second quarter of 2008 after the acquisition of Hai Lai and its revenue amounted to RMB83.2 million (US$12.2 million) in 2008. FTBC had approximately 11,000 students and generated RMB70.9 million (US$10.4 million) in 2008. Other revenue of TUG, which comprises mainly accommodation and catering revenue amounted to RMB12.3 million (US$1.8 million).
Cost of sales of the Company increased by 73.1% from RMB85.5 million (US$11.7 million) in 2007 to RMB148.0 million (US$21.8 million) in 2008. The increase was due to the acquisition of Hai Lai and the impairment loss of RMB14.5 million (US$2.1 million) for the brandname usage right.
ELG’s cost of materials decreased from RMB39.7 million (US$5.4 million) in 2007 to RMB29.1 million (US$4.3 million) in 2008. The changes were mainly due to drop in equipment sales. As a result of deteriorating market conditions, the Company recorded an impairment loss of RMB14.5 million (US$2.1 million) for the brandname usage right of its English training division. Excluding the impairment loss, the cost of service for the ELG was relatively stable for 2008 and 2007 and amounted to RMB46.8 million (US$6.9 million) and RMB45.8 million (US$6.3 million) for 2008 and 2007 respectively.
TUG’s cost amounted to RMB57.5 million (US$8.5 million) for 2008, which comprises payroll to teaching staff, depreciation and amortization expense in relation to the intangible asset.
ELG’s gross profit margin increased by 0.9 percentage points, from 54.5% in 2007 to 55.4% in 2008. The impairment loss of the brandname usage right amounting to RMB14.5 million (US$2.1 million) has a negative effect on the gross profit margin whereas the reduction in equipment sales, which has a low margin, has a positive effect on the gross profit margin. TUG’s gross profit margin was 30.8% in 2008.
In 2008, the Company received a service fee of RMB6.5 million (US$1.0 million), as compared to RMB18.0 million (US$2.5 million) in 2007. The service arose from various agreements with CCL that entitled the Company to the economic benefits of its Beijing Branch — CCLBJ. CCLBJ is in the process of transferring all its outstanding businesses, mainly in post secondary education distance learning, to the Company, which led to the reduction in management service fee.
Selling and marketing expenses increased by 6.9% to RMB7.1 million (US$1.0 million) in 2008 from RMB6.6 million (US$0.9 million). Excluding the share-based compensation amounting to RMB1.6 million (US$0.2 million) in 2008, the selling and marketing expenses dropped by 15.4% from 2007 to 2008. The reduction was due to the lower sales and marketing activities of the English training business line, which was being reorganized in 2008.
General and administrative expenses increased by 26.5% to RMB69.7 million (US$10.2 million) in 2008 from RMB55.1 million (US$7.5 million) in 2007. The increase was due to the granting of restricted shares to directors of CEC and employee share options to employees under CEC’s share incentive plan, which led to a share-based compensation of RMB14.2 million (US$2.1 million) in the general and administrative expenses.

Results of Operations — continued
Year ended December 31, 2008 compared to year ended December 31, 2007 — continued
The Company has foreign exchange losses of RMB1.2 million (US$0.2 million) in 2008 compared to RMB4.2 million (US$0.6 million) in 2007. The decrease was a result of the reduction of the Company’s holding in US dollars and the reversing trend of the appreciation of the RMB against US dollars in the second half of 2008.
By the end of 2008, the operating profitability of TCX deteriorated as compared to 2007. The fair value of TCX has dropped below the carrying value and as such, an investment impairment loss of RMB8.5 million (US$1.3 million) was recorded in 2008 in relation to TCX. A gain on disposal of RMB10.3 million (US$1.4 million) in 2007 arose from the disposal of the Company’s 20% stake in Beijing Dongshi-ChinaCast Education Technology Co., Ltd (“Teacher.com”). The Company recorded an investment impairment loss of RMB13.3 million (US$1.7 million) in 2006 in relation to Teacher.com which was recorded as a cost investment. The Company disposed of the 20% stake in Teacher.com in October 2007, which resulted in a gain of RMB10.3 million (US$1.4 million).
Interest income decreased from RMB20.2 million (US$2.8 million) in 2007 to RMB19.5 million (US$2.9 million) in 2008. The decrease was due to a lower average term deposit holdings during the year as a result of the settlement of the acquisition consideration in relation to the Hai Lai acquisition.
Overall, profit before income tax decreased from RMB84.7 million (US$11.6 million) in 2007 to RMB75.0 million (US$11.0 million) in 2008, a decrease of 11.5%. The decrease was mainly due to the impairment loss for its brandname usage right of RMB14.5 million (US$2.1 million), the investment impairment loss for TCX of RMB8.5 million (US$1.3 million) and the share-based compensation of RMB15.9 million (US$2.3 million) in 2008. The TUG had a positive contribution to profit before income tax, which amounted to RMB22.0 million (US$3.2 million) in 2008.
The Company’s share of net investment losses from various joint ventures amounted to RMB0.4 million (US$0.06 million) in 2008 compared to RMB1.2 million (US$0.2 million) in 2007.
Income taxes increased by 14.7% from RMB21.3 million (US$2.9 million) in 2007 to RMB24.4 million (US$3.6 million) in of 2008. The higher income tax was due to the increase in business and the newly acquired TUG.
Net income attributable to noncontrolling interest amounted to RMB7.5 million (US$1.1 million) in 2008 as compared to RMB3.5 million (US$0.5 million) in 2007. The increase in noncontrolling interest in 2008 was mainly due to the acquisition of Hai Lai, in which there is a 20% minority stake.
Net Income attributable to ChinaCast Education Corporation amounted to RMB42.7 million (US$6.3 million) in 2008 compared to RMB58.7 million (US$8.0 million) in 2007.

Results of Operations — continued
Year ended December 31, 2007 compared to year ended December 31, 2006
The revenue of the Company for 2007 amounted to RMB187.7 million (US$25.7 million) representing an increase of 7.8% compared to RMB174.1 million (US$22.3 million) in 2006. Service income, mainly of a recurring nature amounted to RMB148.9 million (US$20.4 million) compared to RMB125.6 million (US$16.1 million) in 2006. Equipment sales, mainly project based, amounted to RMB38.8 million (US$5.3 million) against RMB48.6 million (US$6.2 million) in 2006. Net revenue from post secondary education distance learning services increased from RMB56.0 million (US$7.1 million) in 2006 to RMB69.6 million (US$9.5 million) in 2007. The increase of 24.3% was due to the increase in student enrolment, the increase in tuition fee and the addition of another university partner, namely Tongji University. The total number of post-secondary students enrolled in courses using the Company’s distance learning platforms including contracts with CCLBJ increased to 121,000 from 110,000 at the end of 2006.
The revenue from the K-12 and content delivery business decreased by approximately 13.0% from RMB78.5 million (US$10.1 million) to RMB68.3 million (US$9.4 million) mainly due to drop in equipment sales. The number of subscribing schools for K-12 distance learning services has stabilized at 6,500.
Net revenue from vocational and career training services and enterprise government training and networking services increased from RMB39.6 million (US$5.1 million) to RMB49.8 million (US$6.8 million). The increase was mainly due to the increase in service revenue from certain enterprise projects and the establishment of the English training service.
Cost of sales of the Company decreased by 4.4% from RMB89.4 million (US$11.5 million) in 2006 to RMB85.5 million (US$11.7 million) in 2007. The decrease was due to lower equipment sales, which has low margins. Cost of equipment decreased from RMB48.1 million (US$6.2 million) in 2006 to RMB39.7 million (US$5.4 million).
Gross profit margin increased by 6.0 percentage points, from 48.7% in 2006 to 54.5% in 2007. This increase was a result of the drop in equipment sales, which has low margin.
In 2007, the Company received a service fee of RMB18.0 million (US$2.5 million), as compared to RMB11.6 million (US$1.5 million) in 2006. The service arose from various agreements with CCL that entitled the Company to the economic benefits of its Beijing Branch — CCLBJ. CCLBJ is in the process of transferring all its outstanding businesses, mainly in post secondary education distance learning, to the Company.
Selling and marketing expenses increased significantly by 187.2% to RMB6.6 million (US$0.9 million) in 2007 from RMB2.3 million (US$0.3 million) in 2006 primarily due to the additional expenses after the establishment of the English training service. The English training business line is a consumer business and involves more direct sales and marketing activities when compared with the other business lines of the Company.
General and administrative expenses increased by 26.4% to RMB55.1 million (US$7.6 million) in 2007 from RMB43.6 million (US$5.6 million) in 2006 due to the increase in professional fees and other expenses related to the acquisition exercise. The increase was due to the increase in professional fee for being a listed company in the US after the Share Exchange Transaction. There were also additional expenses associated with the establishment of the English training service in 2007.
A gain on disposal of RMB10.3 million (US$1.4 million) arose from the disposal of the Company’s 20% stake in Beijing Dongshi-ChinaCast Education Technology Co., Ltd (“Teacher.com”). The Company recorded an investment impairment loss of RMB13.3 million (US$1.7 million) in 2006 in relation to Teacher.com which was recorded as a cost investment. The Company disposed of the 20% stake in Teacher.com in October 2007, which resulted in a gain of RMB10.3 million (US$1.4 million).

Results of Operations — continued
Year ended December 31, 2007 compared to year ended December 31, 2006 — continued
The Company has foreign exchange losses of RMB4.2 million (US$0.6 million) in 2007 compared to RMB2.1 million (US$0.3 million) in 2006 because of the continuous appreciation of the RMB against US dollars which the Company has significant holdings during 2007.
The significant increase in interest income from RMB8.3 million (US$1.1 million) in 2006 to RMB20.2 million (US$2.8 million) in 2007 was mainly due to the increase in the Company’s cash and term deposits as well as the higher interest rates enjoyed during the year.
Overall, profit before income tax increased from RMB43.3 million (US$5.5 million) in 2006 to RMB84.7 million (US$11.6 million) in 2007, an increase of 95.5%. Profit before tax was a result of increased gross profit as well as the gain on disposal in relation to Teacher.com.
The Company’s share of net investment losses from various joint ventures amounted to RMB1.2 million (US$0.2 million) in 2007 compared to RMB0.9 million (US$0.1 million) in 2006.
Income taxes increased by 72.9% from RMB12.3 million (US$1.6 million) in 2006 to RMB21.3 million (US$2.9 million) in of 2007. The higher income tax was due to higher profit and impact of tax charges recognized under FIN 48, which the Company adopted during the year.
Income from continuing operations amounted to RMB62.3 million (US$8.5 million) in 2007 compared to RMB30.1 million (US$3.9 million) in 2006.
Net loss from discontinued operations amounting to RMB0.1 million (US$0.02 million) in 2007 as compared to a net loss of RMB2.3 million (US$0.3 million) in 2006.
Net income attributable to noncontrolling interest amounted to RMB3.5 million (US$0.5 million) in 2007 as compared to RMB8.1 million (US$1.0 million) in 2006. The net income attributable to noncontrolling interest in 2006 arose mainly as a result from the CCH shareholders who did not exchange for CEC. In July 2007, the Company has acquired 100% of CCH, which led to the reduction in net income attributable to noncontrolling interest.
Liquidity and Capital Resources
The following is an extract of the key items from the consolidated balance sheets.

	2008		2007
(millions)	RMB	US$	RMB	US$
Cash and cash equivalents	220.1	32.4	138.6	19.0
Term deposits	369.0	54.3	596.8	81.7
Subtotal	589.1	86.7	735.4	100.7
Accounts receivable	32.6	4.8	35.3	4.8
Inventory	1.4	0.2	2.0	0.3
Prepaid expenses and other current assets	9.0	1.3	7.1	1.0
Total current assets	634.6	93.3	783.1	107.3
Non-current advances to a related party	110.2	16.2	119.9	16.4

Total assets	1499.2	220.5	950.7	130.2

Liquidity and Capital Resources — continued
Cash and bank balances together with term deposits decreased from RMB735.4 million (US$100.7 million) as at December 31, 2007, to RMB589.1 million (US$86.7 million) as at December 31, 2008. The decrease of approximately 19.9% was because of the settlement of the acquisition consideration in relation to Hai Lai.
There was a net cash generated from operating activities of RMB213.1 million (US$31.3 million) in 2008 as compared to a net cash generated from operating activities of RMB73.7 million (US$10.1 million) in 2007. This was mainly due to the profit earned and the receipt of tuition fee from students by TUG for the academic year 08-09. Revenue is recognized evenly throughout the periods from which the income is derived, but settlements may be received ahead of or behind the income recognized. Payments received before recognition of revenue are recorded as deferred revenue while payments not received at the time goods and services have been provided are recorded as accounts receivable. For revenue related to project sales, the timing of settlement depended upon the terms of the contracts.
Net cash used in investment activities in 2008 was RMB287.1 million (US$42.2 million), mainly reflecting settlement of acquisition consideration in relation to Hai Lai of RMB465.5 million (US$68.5 million). The Company also paid RMB56.4 million (US$8.3 million) for acquiring property and equipment mainly for TUG. There was also a transfer from fixed deposit of RMB227.8 million (US$33.5 million). Net cash used in investment activities in 2007 was RMB166.2 million (US22.8 million), mainly reflecting transfer to fixed deposit of RMB153.8 million (US$21.1 million).
Net cash provided by financing activities in 2008 was RMB155.9 million (US$22.9 million), mainly reflecting the proceeds from issue of shares in a secondary offerings and the exercise of warrants. Net cash provided by financing activities in 2007 was RMB45.1 million (US$6.2 million), mainly reflecting the payment of expenses in connection with Share Exchange Transaction of RMB35.0 million (US$4.8 million) and the payment of RMB5.8 million (US$0.8 million) for acquiring the remaining stake in CCH in the third quarter of 2007.
On September 26, 2008, we entered into an underwriting with Roth Capital Partners, LLC (the “Underwriter”), pursuant to which the Company agreed to issue and sell 4,250,000 shares of our common stock (the “Firm Stock”), to the Underwriters at a price per share of $2.444. In addition, we granted the Underwriter on option to purchase up to an additional 637,500 shares to cover overallotments, if any, at the same price as the Firm Stock. We also granted the Underwriter warrants to purchase 255,000 shares at an exercise price of $3.15 per share. The sale of the Firm Stock was consummated on October 1, 2008. Net proceeds to the Company from the offering, after deducting underwriting discounts and commissions and estimated offering expenses, were approximately $9.4 million.
The Company believes that its cash and cash equivalents balances, together with its access to financing sources, will continue to be sufficient to meet the working capital needs associated with its current operations on an ongoing basis, although that cannot be assured. Also, it is possible that the Company’s cash flow requirements could increase as a result of a number of factors, including unfavorable timing of cash flow events, the decision to increase investment in marketing and development activities or the use of cash for acquisitions to accelerate its growth.
Total assets at the end of 2008 amounted to RMB1,499.2 million (US$220.5 million). In 2007, total assets was RMB950.7 million (US$130.2 million), an increase of 57.7%. Total current assets decreased by 19.0% to 634.6 million (US$93.3 million).
Account receivable decreased from RMB35.3 million (US$4.8 million) as at December 31, 2007 to RMB32.6 million (US$4.8 million) at the end of 2008. Most of the business partners are long term customers and settle their accounts promptly. All account receivables are reviewed regularly and provisions have been made for any balances that are disputed or doubtful.

Liquidity and Capital Resources — continued
Inventory, mainly made up of satellite transmission and receiving equipment, decreased from RMB2.0 million (US$0.3 million) as at December 31, 2007 to RMB1.4 million (US$0.2 million) in 2008. as a result of sales of satellite receiving equipment.
Prepaid expenses and other current assets increased from RMB7.1 million (US$1.0 million) as at December 31, 2007 to RMB9.0 (US$1.3 million). The increase was mainly due to newly acquired TUG.
The Company also funded the operation of a related party, CCL, which held the satellite license before transferring it to the Company. The related party is still in the process of transferring its satellite related businesses to the Company. Amounts advanced to the related party were RMB110.2 million (US$16.2 million) as at December 31, 2008. As at December 31, 2007, the amount advanced was RMB119.9 million (US$16.4 million), the decrease is mainly due to repayment made.
The Company had bank borrowings amounting to RMB78.4 million (US$11.5 million) at December 31, 2008, which were assumed in connection with the acquisition of Hai Lai. In addition, the Company leases a computer information integration system amounting to RMB3.8 million (US$0.6 million) under a capital lease contractual arrangement from a supplier.
Contractual Obligations and Commercial Commitments. The Company has various contractual obligations that will affect its liquidity. The following table sets forth the contractual obligations of The Company as of December 31, 2008:

	Payment Due by Period
					2012
		Within			and
	Total	1 Year	2010	2011	beyond	Other
	(RMB	(RMB	(RMB	(RMB	(RMB	(RMB
	’000)	’000)	’000)	’000)	’000)	’000)
Long-term debt obligation	78,400	20,000	58,400	—	—	—
Capital lease obligation	2,514	1,191	1,323	—	—	—
Operating lease commitments	9,267	4,120	3,745	1,351	51	—
FIN48 obligation	44,612	—	—	—	—	44,612
Total contractual obligations	134,793	25,311	63,468	1,351	51	44,612
Equivalent US$ ’000.	19,823	3,722	9,334	199	8	6,560
Operating Leases. The Company leases certain office premises under non-cancelable leases. Rent expense under operating leases for the years ended December 31, 2006, 2007, and 2008 were RMB3.6 million, RMB6.7 million and RMB6.7 million (US$1.0 million), respectively. The Company has entered into certain operating lease arrangements relating to the information usage and satellite platform usage services. Rental expense related to these operating lease arrangement for the years ended December 2006, 2007 and 2008 were RMB18.2 million, RMB18.4 million and RMB17.5 million (US$2.6 million), respectively. The Company had no fixed commitment on information usage and satellite platform usage fee. The satellite platform usage fee was payable to the CCLBJ calculated at 10% of revenue generated by a subsidiary of the Company during the period.
The Company has not entered any financial guarantees or other commitments to guarantee the payment obligations of any third parties.

Accounting Pronouncements
Recent Accounting Pronouncement
In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”. Effective January 1, 2008, the Company adopted the measurement and disclosure other than those requirements related to nonfinancial assets and liabilities in accordance with guidance from FASB Staff Position 157-2, “Effective Date of FASB Statement No. 157,” which delayed the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of fiscal year 2009. The Company believes the adoption of SFAS No. 157 for nonfinancial assets and liabilities will not have a significant effect on its consolidated financial position or results of operations.
In December 2007, the FASB issued SFAS No. 141R, “Business Combination”, to improve reporting creating greater consistency in the accounting and financial reporting of business combinations. The standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company adopted SFAS No. 141R on January 1, 2009. The Company determined the adoption of SFAS No. 141(R) did not have a significant effect on its consolidated financial position or results of operations.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” to improve the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way as required in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transaction. SFAS No. 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. Furthermore, disclosure of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest is required on the face of the financial statements. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of SFAS No. 160 required retroactive application of the presentation and disclosure requirements of the standard to all periods presented.
Effective January 1, 2009, the Company adopted SFAS No. 160. The adoption did not impact the consolidated financial statements presented herein, except for the presentation and disclosure requirements affecting all periods presented including:
(a) the noncontrolling interest has been reclassified to equity,
(b) consolidated net income or loss has been adjusted to include the net income or loss attributable to the noncontrolling interest,
(c) consolidated comprehensive income or loss has been adjusted to include the comprehensive income or loss attributable to the noncontrolling interest and
(d) for each reporting period the Company must present a reconciliation at the beginning and end of the period of the carrying amount of total equity and equity attributable to the Company and the noncontrolling interest.
In April 2008, the FASB issued FASB Staff Position (“FSP”) FAS142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets”. This FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The guidance for determining the useful life of a recognized intangible asset in this FSP shall be applied prospectively to intangible assets acquired after the effective date. The Company is currently evaluating whether the adoption of FSP 142-3 will have a significant effect on its consolidated financial position or results of operations.
At the November 24, 2008 meeting, the FASB ratified the consensus reached by the Task Force in Issue No. 08-6, “Equity Method Investment Accounting Considerations” (“EITF 08-6”). Because of the significant changes to the guidance on subsidiary acquisitions and subsidiary equity transactions and the increased use of fair value measurements as a result of SFAS No. 141R and SFAS No. 160, questions have arisen regarding the application of that accounting guidance to equity method investments. EITF 08-6 provides guidance for entities that acquire or hold investments accounted for under the equity method. This issue is effective for transactions occurring in fiscal years and interim periods beginning on or after December 15, 2008. Early adoption is not permitted. The Company is currently evaluating whether the adoption of EITF 08-6 will have a significant effect on its consolidated financial position or results of operations.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Foreign Exchange Risk
Our reporting currency is the Renminbi. Transactions in other currencies are recorded in Renminbi at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are remeasured into Renminbi at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in our statements of operations as a component of current period earnings.
The PRC State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of Renminbi into foreign currencies. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended, or the “Rules”. Under the Rules, once various procedural requirements are met, Renminbi is convertible for current account transactions, including trade and service-related foreign exchange transactions and dividend payments, but not for capital account transactions, including direct investment, loans or investments in securities outside China, without prior approval of the State Administration of Foreign Exchange of the People’s Republic of China, or its local counterparts.
Since July 2005, the Renminbi is no longer pegged to the U.S. dollar. Although currently the Renminbi exchange rate versus the U.S. dollar is restricted to a rise or fall of no more than 0.3% per day and the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future, the PRC authorities may lift restrictions on fluctuations in the Renminbi exchange rate and lessen intervention in the foreign exchange market. As of December 31, 2008, the exchange rate of RMB to US$1 was RMB6.8.
We conduct substantially all of our operations through our PRC operating companies, and their financial performance and position are measured in terms of Renminbi. Our solutions are primarily procured, sold and delivered in the PRC for Renminbi. The majority of our net revenue are denominated in Renminbi.
Any devaluation of the Renminbi against the U.S. dollar would consequently have an adverse effect on our financial performance and asset values when measured in terms of U.S. dollars. On the other hand, the appreciation of the Renminbi could make our customers’ products more expensive to purchase because many of our customers are involved in the export of goods, which may have an adverse impact on their sales. A decrease in sales by our customers could have an adverse effect on our operating results. In addition, as of December 31, 2008 and 2007, we have cash denominated in U.S. dollars amounting to RMB0.6 million (US$0.09 million) and RMB30.2 million, respectively. Also, from time to time we may have U.S. dollar denominated borrowings. Accordingly, a decoupling of the Renminbi many affect our financial performance in the future.
We recognized a foreign currency translation adjustment of approximately RMB1.2 million (US$0.2 million) for the year ended December 31, 2008. We do not currently engage in hedging activities, as such, we may in the future experience economic loss as a result of any foreign currency exchange rate fluctuations.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK — continued
Interest Rate Risk
We have a long history of investing excess cash under a conservative corporate policy that only allows investments in bank fixed deposits, with preservation of capital and liquidity as the primary objectives. For the year ended December 31, 2008, we recorded an interest income of RMB19.5 million (US$2.9 million). Any significant changes in interest rate might have an adverse effect on this interest income.
We have short-term and long-term bank loans amounting to RMB78.4 million (US$11.5 million) as at December 31, 2008. Interest expense in the twelve months end December 31, 2008 was RMB2.6 million. Any significant changes in interest rate might have an adverse effect on interest expense.
Inflation
In recent years, China has not experienced significant inflation, and thus inflation has not had a material impact on our results of operations. According to the National Bureau of Statistics of China, the change in Consumer Price Index in China was 1.5%, 4.8% and 5.9% in 2006, 2007 and 2008 respectively.
ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
     The following financial statements and the footnotes thereto are included in the section beginning on page F-1.
1.	Report of Independent Registered Public Accounting Firm.

2.	Consolidated Balance Sheets as of December 31, 2007 and 2008.

3.	Consolidated Statements of Operations and Comprehensive Income for the years ended December 31, 2006, 2007 and 2008.

4.	Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2006, 2007 and 2008.

5.	Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2007 and 2008.

6.	Notes to Consolidated Financial Statements.
     Report of Independent Registered Public Accounting Firm, Consolidated Financial Statements and Notes to Consolidated Financial Statements which are listed in the Index to Consolidated Financial Statements and which appear beginning on page F-2 of this report are incorporated into this Item 8. Quarterly Results of Operations information is included elsewhere in this report and is incorporated into this Item 8.
ITEM 9A. CONTROLS AND PROCEDURES
(a) Disclosure Controls and Procedures
     Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, the Company conducted an evaluation of our disclosure controls and procedures as of December 31, 2008, as such term is defined in Exchange Act Rules 13a-15(e) and 15d-15(e). Based on this evaluation, our principal executive officer and principal financial officer have concluded that during the period covered by our Annual Report on Form 10-K dated March 16, 2009, the Company’s disclosure controls and procedures were designed, and were effective as of December 31, 2008 to give a reasonable assurance that information required to be disclosed by us in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.
(b) Management’s Annual Report on Internal Control Over Financial Reporting
     Management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. The Company’s internal control over financial reporting is a process designed under the supervision of the Company’s CEO and CFO to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles. Management has made a comprehensive review, evaluation and assessment of the Company’s internal control over financial reporting as of December 31, 2008. In making its assessment of internal control over financial reporting, management used the criteria issued by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, management makes the following assertions:
     1. Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;
     2. Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorization of our management and directors; and

     3. Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or disposition of our assets that could have a material effect on the financial statements.
     All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
     Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted a comprehensive review, evaluation and assessment of the effectiveness of our internal control over financial reporting as of December 31, 2008 based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation which excluded Hai Lai and its subsidiaries as discussed in the paragraphs below, our principal executive officer and principal financial officer have concluded that as of December 31, 2008, our internal control over financial reporting was effective.
     Hai Lai and its subsidiaries were excluded from the year’s self assessment by the management. The acquisition of Hai Lai was completed on April 11, 2008. As an investment holding company, Hai Lai owns FTBC and Hai Yuen which provides logistic services to FTBC. However, the school term ended at the end of May and FTBC went on summer holidays from June until the end of August 2008. During the summer holidays, all campus operations and dormitories were closed and many buildings were sealed. Only a skeleton general office staff was retained.
     The new academic year started in early September which was also the peak enrolment period. Consequently the first post acquisition meeting of the new FTBC Board controlled by ChinaCast was only held in early October. Management, in view of the limited timeframe between October and December 2008, decided to exclude Hai Lai and its subsidiaries from this year’s management self assessment as it was felt that the time available was inadequate to complete an effective assessment of the internal control of Hai Lai and its subsidiaries during the period as well as insufficient to effectively implement and roll out any meaningful changes. Management was also of the view that any potential risk from Hai Lai and its subsidiaries is manageable and should not be a key concern for the year.
     Key subtotals pertaining to Hai Lai and its subsidiaries, whose internal controls have not been assessed and their significance (in percentage) to the Consolidated Financial Statements of CEC, are set out below

	Million RMB	%
Net assets (including goodwill and intangible assets acquired)	492	48
Total assets (including goodwill and intangible assets acquired)	774	52
Revenues	83	29
Net income	12	27
     Our independent registered public accounting firm, Deloitte Touche Tohmatsu CPA Ltd., who also audited our consolidated financial statements, independently assessed the effectiveness of our internal control over financial reporting as of December 31, 2008, as stated in their report which is included below.
(c) Report of Independent Registered Public Accounting Firm
TO THE BOARD OF
DIRECTORS AND SHAREHOLDERS OF CHINACAST EDUCATION CORPORATION
We have audited the internal control over financial reporting of ChinaCast Education Corporation, its subsidiaries and its variable interest entities (collectively, the “Company”) as of December 31, 2008, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. As described in

Management’s Annual Report on Internal Control Over Financial Reporting, management excluded from its assessment the internal control over financial reporting at Hai Lai Education Technology Limited and its subsidiaries (collectively, “Hai Lai”), which were acquired on April 11, 2008 and whose financial statements constitute 48% and 52% of net and total assets, respectively, 29% of revenues, and 27% of net income of the consolidated financial statement amounts as of and for the year ended December 31, 2008. Accordingly, our audit did not include the internal control over financial reporting at Hai Lai. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE BOARD OF
DIRECTORS AND SHAREHOLDERS OF CHINACAST EDUCATION CORPORATION — continued
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements as of and for the year ended December 31, 2008 of the Company and our report dated March 16, 2009 (November 30, 2009 as to the effects of the adoption of Financial Accounting Standards Board (“FASB”) Statement No. 160, “Noncontrolling Interest in Consolidated Financial Statements — an amendment of ARB No. 51”, described in Note 2) expressed an unqualified opinion on those financial statements and included an explanatory paragraph relating to to the convenience translation of Renminbi amounts into U.S. Dollar amounts in the financial statements, and an explanatory paragraph relating to the retrospective application of FASB Statement No. 160.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Beijing, People’s Republic of China March 16, 2009
(d) Changes in Internal Control over Financial Reporting
     There was no change in our internal control over financial reporting that occurred during the fourth fiscal quarter of the fiscal year covered by the Annual Report on our 2008 Form 10-K that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE BOARD OF
DIRECTORS AND SHAREHOLDERS OF CHINACAST EDUCATION CORPORATION
We have audited the accompanying consolidated balance sheets of ChinaCast Education Corporation, its subsidiaries, and its variable interest entities (collectively, the “Company”) as of December 31, 2007 and 2008, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008, all expressed in Renminbi. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2008, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2 to the consolidated financial statements, effective on January 1, 2007, the Company adopted the recognition and measurement methods under Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”.
As discussed in Note 2 to the consolidated financial statements, such statements have been adjusted for the retrospective application of FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”, which was adopted by the Company on January 1, 2009.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE BOARD OF
DIRECTORS AND SHAREHOLDERS OF CHINACAST EDUCATION CORPORATION — continued
Our audits also comprehended the translation of Renminbi amounts into United States dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 2. Such United States dollar amounts are presented solely for the convenience of the readers.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 16, 2009 expressed an unqualified opinion on the Company’s internal control over financial reporting.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Beijing, People’s Republic of China
March 16, 2009 (November 30, 2009 as to the effects of the adoption of FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”, described in Note 2)

CHINACAST EDUCATION CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)

	As of December 31,
	2007	2008	2008
	RMB	RMB	US$

Assets

Current assets:
Cash and cash equivalents	138,610	220,131	32,372
Term deposits	596,768	369,000	54,265
Accounts receivable, net of allowance of RMB148 in 2007 and RMB nil in 2008	35,316	32,581	4,791
Inventory	2,015	1,419	209
Prepaid expenses and other current assets	7,127	8,987	1,322
Amounts due from related parties	3,248	2,488	366

Total current assets	783,084	634,606	93,325
Non-current deposits	1,948	686	101
Property and equipment, net	11,107	283,982	41,762
Land use rights, net	—	121,783	17,909
Acquired intangible assets, net	21,781	31,330	4,607
Long-term investments	11,165	5,224	768
Non-current advances to related party	119,914	110,217	16,208
Goodwill	1,715	311,331	45,784

Total assets	950,714	1,499,159	220,464

Liabilities and shareholders’ equity

Current liabilities:
Accounts payable	13,027	11,467	1,686
Accrued expenses and other current liabilities	49,170	132,807	19,530
Deferred revenues	4,206	84,372	12,408
Amount due to a related party	—	1,127	166
Income taxes payable	31,237	50,594	7,440
Current portion of long-term bank borrowings	—	20,000	2,941
Current portion of capital lease obligation	34	1,191	175
Other borrowings	—	1,097	161

Total current liabilities	97,674	302,655	44,507

Long-term bank borrowings	—	58,400	8,588
Capital lease obligation, net of current portion	—	1,323	194
Deferred tax liabilities	—	21,030	3,093
Unrecognized tax benefits	27,892	44,612	6,561

Total non-current liabilities	27,892	125,365	18,436

Total liabilities	125,566	428,020	62,943

CHINACAST EDUCATION CORPORATION
CONSOLIDATED BALANCE SHEETS — continued
(In thousands, except share-related data)

	As of December 31,
	2007	2008	2008
	RMB	RMB	US$

Commitments and contingencies (Notes 15 and 23)

Shareholders’ equity:
Ordinary shares (US$0.0001 par value; 100,000,000 shares authorized; 27,292,641 and 35,648,251 shares issued and outstanding in 2007 and 2008, respectively)	21	27	4
Additional paid-in capital	768,844	948,352	139,464
Statutory reserve	16,087	28,117	4,134
Accumulated other comprehensive loss	(5,205)	(5,462)	(802)
Retained earnings	24,889	55,526	8,165

Total ChinaCast Education Corporation shareholders’ equity	804,636	1,026,560	150,965
Noncontrolling interest	20,512	44,579	6,556

Total shareholders’ equity	825,148	1,071,139	157,521

Total liabilities and shareholders’ equity	950,714	1,499,159	220,464

See notes to consolidated financial statements.

CHINACAST EDUCATION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME
(In thousands, except share-related data)

	For the years ended December 31,
	2006	2007	2008	2008
	RMB	RMB	RMB	US$
Revenues:
Service	125,556	148,903	257,126	37,813
Equipment	48,563	38,827	28,912	4,251

	174,119	187,730	286,038	42,064

Cost of revenues (including impairment loss on acquired intangible assets of RMB14,500 for 2008):
Service	(41,251)	(45,823)	(118,860)	(17,479)
Equipment	(48,139)	(39,678)	(29,122)	(4,283)

	(89,390)	(85,501)	(147,982)	(21,762)

Gross profit	84,729	102,229	138,056	20,302

Operating (expenses) income:
Selling and marketing expenses (including share-based compensation of RMB nil, RMB170 and RMB1,626 for 2006, 2007 and 2008, respectively)	(2,312)	(6,640)	(7,096)	(1,044)
General and administrative expenses (including share-based compensation of RMB1,181, RMB360 and RMB14,225 for 2006, 2007 and 2008, respectively)	(43,626)	(55,145)	(69,679)	(10,247)
Foreign exchange loss	(2,118)	(4,179)	(1,162)	(171)
Management service fee	11,623	18,035	6,463	951
Other operating income	—	—	37	5

Total operating expenses, net	(36,433)	(47,929)	(71,437)	(10,506)

Income from operations	48,296	54,300	66,619	9,796
Impairment loss on cost method investment	(13,270)	—	(8,500)	(1,250)
Gain on disposal of cost method investment	—	10,270	—	—
Interest income	8,302	20,156	19,462	2,862
Interest expense	(18)	(38)	(2,575)	(378)

Income before provision for income taxes and earnings in equity investments	43,310	84,688	75,006	11,030
Provision for income taxes	(12,299)	(21,263)	(24,381)	(3,586)

Net income before earnings in equity investments	31,011	63,425	50,625	7,444
Earnings in equity investments	(914)	(1,155)	(441)	(65)

Income from continuing operations	30,097	62,270	50,184	7,379

Discontinued operations
Loss from discontinued operations, net of taxes of RMB nil for both 2006 and 2007	(2,250)	(139)	—	—

Net income	27,847	62,131	50,184	7,379
Less: Net income attributable to noncontrolling interest	(8,143)	(3,472)	(7,517)	(1,106)

Net income attributable to ChinaCast Education Corporation	19,704	58,659	42,667	6,273

Net income	27,847	62,131	50,184	7,379
Foreign currency translation adjustments	(1,503)	(2,443)	(257)	(38)

Comprehensive income	26,344	59,688	49,927	7,341
Comprehensive income attributable to noncontrolling interest	(8,143)	(3,472)	(7,517)	(1,106)

Comprehensive income attributable to ChinaCast Education Corporation	18,201	56,216	42,410	6,235

CHINACAST EDUCATION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS — continued
AND COMPREHENSIVE INCOME
(In thousands, except share-related data)

	For the years ended December 31,
	2006	2007	2008	2008
	RMB	RMB	RMB	US$
Net income per share
Net income attributable to ChinaCast Education Corporation per share:
Basic	1.17	2.21	1.40	0.21

Diluted	1.00	2.10	1.39	0.20

Weighted average shares used in computation:
Basic	16,872,309	26,567,240	30,442,992	30,442,992

Diluted	19,731,999	27,975,731	30,691,742	30,691,742

Amounts attributable to ChinaCast Education Corporation:
Income from continuing operations, net of tax	24,264	59,028	42,667	6,273
Discontinued operations, net of tax	(4,560)	(369)	—	—

Net income attributable to ChinaCast Education Corporation	19,704	58,659	42,667	6,273

See notes to consolidated financial statements.

CHINACAST EDUCATION CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(In thousands, except share-related data)

	ChinaCast Education Corporation Shareholders
								(Accumulated			Accumulated other			Total
	Ordinary			Additional		Statutory		deficit) retained			comprehensive	Noncontrolling		shareholders’
	Shares	Amount		paid-in capital		reserve		earnings			loss	interest		equity
		RMB		RMB		RMB		RMB			RMB	RMB		RMB

Balance at January 1, 2006	16,657,872		13		493,306		6,533		(41,443)		(1,259)		135,580		592,730
Share-based compensation	—		—		947		—		—		—		—		947
Exercise of share options	984,429		1		7,784		—		—		—		—		7,785
Net income	—		—		—		—		19,704		—		8,143		27,847
Recapitalization in connection with the Share Exchange Transaction (Note 1)	5,498,401		4		151,517		—		—		—		1,778		153,299
Deemed distribution (Note 1)	—		—		(554)		—		—		—		—		(554)
Foreign currency translation adjustments	—		—		—		—		—		(1,503)		—		(1,503)
Statutory reserve	—		—		—		3,188		(3,188)		—		—		—

Balance at December 31, 2006	23,140,702		18		653,000		9,721		(24,927)		(2,762)		145,501		780,551

Share-based compensation	12,500		—		530		—		—		—		—		530
Net income	—		—		—		—		58,659		—		3,472		62,131
Recapitalization in connection with the Share Exchange Transaction (Note 1)	4,139,439		3		121,107		—		—		—		(121,110)		—
Capital distribution (Note 1)	—		—		(5,793)		—		—		—		—		(5,793)
Disposal of a subsidiary (Note 3)	—		—		—		(1,052)		1,052		—		(6,694)		(6,694)
Cumulative effect of the adoption of FIN 48 on January 1, 2007 (Note 21)	—		—		—		—		(2,477)		—		(657)		(3,134)
Foreign currency translation adjustments	—		—		—		—		—		(2,443)		—		(2,443)
Statutory reserve	—		—		—		7,418		(7,418)		—		—		—

Balance at December 31, 2007	27,292,641		21		768,844		16,087		24,889		(5,205)		20,512		825,148

Share-based compensation	—		—		15,851		—		—		—		—		15,851
Net income	—		—		—		—		42,667		—		7,517		50,184
Exercise of warrants and issuance of restricted shares of common stock, net of issuance costs of RMB5,938 (Note 18)	4,105,610		3		98,507		—		—		—		—		98,510
Share Offering, net of issuance costs of RMB11,440 (Note 16)	4,250,000		3		64,233		—		—		—		—		64,236
Purchase of subsidiaries	—		—		—		—		—		—		16,550		16,550
Refund of payment of tax liability assumed pursuant to the Share Exchange Transaction (Note 1)	—		—		917		—		—		—		—		917
Foreign currency translation adjustments	—		—		—		—		—		(257)		—		(257)
Statutory reserve	—		—		—		12,030		(12,030)		—		—		—

Balance at December 31, 2008	35,648,251		27		948,352		28,117		55,526		(5,462)		44,579		1,071,139

		US$	4	US$	139,464	US$	4,134	US$	8,165	US$	(802)	US$	6,556	US$	157,521

See notes to consolidated financial statements.

CHINACAST EDUCATION CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the years ended December 31,
	2006	2007	2008	2008
	RMB	RMB	RMB	US$
Cash flows from operating activities:
Net income	27,847	62,131	50,184	7,379
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,336	5,253	34,753	5,111
Share-based compensation	1,181	530	15,851	2,331
Provision for bad debts	111	—	—	—
Loss (gain) on disposal of property and equipment	7	—	(37)	(5)
Earnings in equity investments	914	1,155	441	65
Write-down of inventory	—	492	262	39
Impairment loss on cost method investment	13,270	—	8,500	1,250
Impairment loss on acquired intangible assets	—	—	14,500	2,132
Gain on disposal of cost method investment	—	(10,270)	—	—
Changes in assets and liabilities:
Accounts receivable	(3,212)	3,117	1,927	283
Inventory	352	396	334	49
Prepaid expenses and other current assets	9,524	(3,486)	(1,566)	(230)
Non-current deposits	—	(1,968)	1,746	257
Amounts due from related parties	821	(665)	760	112
Accounts payable	5,776	(2,021)	(11,163)	(1,642)
Accrued expenses and other current liabilities	16,869	257	22,813	3,355
Deferred revenues	(2,908)	4,052	51,172	7,525
Amounts due to related parties	243	(134)	1,127	166
Income taxes payable	11,639	10,089	13,844	2,036
Deferred tax assets	173	172	—	—
Deferred tax liabilities	—	—	(2,266)	(333)
Unrecognized tax benefits	—	4,555	9,883	1,453

Net cash provided by operating activities	94,943	73,655	213,065	31,333

Cash flows from investing activities:
Purchase of cost investment	—	—	(3,000)	(441)
Repayment from amounts due from related parties	5,000	—	—	—
Advances to related party	—	(1,443)	(26,294)	(3,866)
Repayment from advances to related party	18,611	11,395	35,991	5,292
Return of deposit for purchase of equipment	3,800	—	—	—
Deposits for business acquisition	(10,000)	—	(19,000)	(2,794)
Return of deposit for business acquisition	10,000	—	19,000	2,794
Purchase of property and equipment	(1,301)	(2,690)	(56,351)	(8,287)
Purchase of subsidiaries, net of cash acquired (Note 4)	—	—	(465,507)	(68,457)
Term deposits	(169,123)	(153,847)	227,768	33,495
Disposal of cost method investment	—	12,000	—	—
Disposal of property and equipment	—	—	244	36
Acquisition of brand name usage right (Note 10)	—	(22,532)	—	—
Net cash spent on disposal of subsidiary (Note 3)	—	(9,113)	—	—

Net cash used in investing activities	(143,013)	(166,230)	(287,149)	(42,228)

Cash flows from financing activities:
Capital distribution (Note 1)	—	(5,793)	—	—
Net cash proceeds from the Share Exchange Transaction (Note 1)	196,247	—	—	—
Proceeds from Share Offering, net of issuance costs (Note 16)	—	—	64,236	9,447
Payment of expenses in connection with Share Exchange Transaction	—	(34,956)	—	—
Repayment of capital lease obligation	(160)	(147)	(1,302)	(192)
Other borrowings raised	—	—	5,998	882
Repayment of other borrowings	—	—	(11,501)	(1,691)
Repayment of advances from related parities	—	(4,251)	—	—
Exercise of share options	9,699	—	—	—
Exercise of warrants and issuance of restricted shares of common stock, net of issuance costs (Note 18)	—	—	98,510	14,487

CHINACAST EDUCATION CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS — continued
(In thousands)

	For the years ended December 31,
	2006	2007	2008	2008
	RMB	RMB	RMB	US$

Net cash provided by (used in) financing activities	205,786	(45,147)	155,941	22,933
Effect of foreign exchange rate changes	(17)	(1,735)	(336)	(50)
Net increase (decrease) in cash and cash equivalents	157,699	(139,457)	81,521	11,988
Cash and cash equivalents at beginning of the year	120,368	278,067	138,610	20,384

Cash and cash equivalents at end of the year	278,067	138,610	220,131	32,372

Non-cash investing and financing activities:
Payable assumed in purchase of property and equipment	144	—	23,189	3,410
Inception of capital leases	—	—	3,784	556

Acquisition of subsidiaries:
Consideration paid	—	—	475,850	69,978
Consideration payable	—	—	4,150	610

Total	—	—	480,000	70,588

Assets acquired (including cash and cash equivalent of RMB10,343)	—	—	695,462	102,274
Liabilities assumed	—	—	(198,912)	(29,252)
Noncontrolling interest	—	—	(16,550)	(2,434)

	—	—	480,000	70,588

Disposal of subsidiaries:
Consideration:
Offset against payable	—	6,300	—	—
Addition to cost method investment	—	8,936	—	—

	—	15,236	—	—

Supplemental cash flow information:
Interest paid	18	38	4,951	729

Income taxes paid	1,314	7,865	3,846	566

See notes to consolidated financial statements.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

ChinaCast Education Corporation (“CEC”, formerly Great Wall Acquisition Corporation (“Great Wall”)) was incorporated under the laws of Delaware, United States, on August 20, 2003. Through a share exchange transaction, Great Wall acquired ChinaCast Communication Holdings Limited (“ChinaCast”) on December 22, 2006. CEC, its majority-owned subsidiaries, including ChinaCast, and ChinaCast’s variable interest entities are collectively referred to hereinafter as the “Company”.

As of December 31, 2008, CEC’s majority-owned subsidiaries and variable interest entities were as follows:

			Proportion of issued
	Date of	Place of	share/registered capital
	incorporation	incorporation	held by the Company
Name	or establishment	(or establishment)	Direct	Indirect	Principal activity
Subsidiary:

ChinaCast Communication Holdings Limited (“CCH”)	November 20, 2003	Bermuda	100.00%		Investment holdings

Subsidiary of CCH

ChinaCast Communication Network Company Ltd. (“CCN”)	April 8, 2003	British Virgin Islands	—	100.00%	Investment holdings

Subsidiary of CCN

ChinaCast Technology (BVI) Limited (“CCT BVI”)	June 18, 1999	British Virgin Islands	—	98.50%	Acts as a technology enabler in the satellite communication industry and investment holding company

Subsidiaries of CCT BVI

ChinaCast Technology (HK) Limited	October 4, 1999	Hong Kong	—	98.50%	Acts as a liaison office for the Company’s operation

ChinaCast Technology (Shanghai) Limited (“CCT Shanghai”)	December 20, 2000	People’s Republic of China (“PRC”)	—	98.50%	Provision of technical services to related parties

Modern English Trademark Limited (“MET”)	March 9, 2007	British Virgin Islands	—	98.50%	Brand name usage right holdings

Yupei Training Information Technology Co., Ltd. (“YPSH”)	April 30, 2007	PRC	—	98.50%	Investment holdings

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
1.	ORGANIZATION AND PRINCIPAL ACTIVITIES — continued

			Proportion of issued
	Date of	Place of	share/registered capital
	incorporation	incorporation	held by the Company
Name	or establishment	(or establishment)	Direct	Indirect	Principal activity
Subsidiary of YPSH

Hai Lai Education Technology Limited (“Hai Lai”)	June 21, 2001	PRC	—	78.8%	Investment Holdings

Subsidiaries of Hai Lai

Foreign Trade and Business College of Chongqing Normal University (“FTBC”)	September 1, 2004	PRC	—	78.8%	Provision of accredited degree courses

Hai Yuen Company Limited (“Hai Yuen”)	July 30, 2007	PRC	—	78.8%	Provision of logistic services to FTBC

Variable interest entities:

ChinaCast Li Xiang Co., Ltd. (“CCLX”)	May 7, 2003	PRC	—	—	Provision of satellite broad band services

Subsidiaries of CCLX

Jiangsu English Training Technology Limited	February 28, 2007	PRC	—	—	Provision of English training services

ChinaCast Learning School	November 14, 2007	PRC	—	—	Provision of education services
Share Exchange Transaction

On December 22, 2006, Great Wall consummated the voluntary conditional offer (the “Offer”) made in Singapore to acquire all of the outstanding ordinary shares of ChinaCast. Pursuant to the terms of the Offer, ChinaCast shareholders had the option to receive either shares of CEC or a cash payment for each ChinaCast share tendered. On January 18, 2007, the closing date of the Offer, total shares acquired were 80.27%. Since Great Wall was not an operating company and the shareholders of ChinaCast control the combined company after the transaction consummated on December 22, 2006 (the “Share Exchange Transaction”), the Share Exchange Transaction was accounted for as a recapitalization in which ChinaCast was the accounting acquirer. The cash consideration paid as part of the Offer was accounted for as a capital distribution. For purposes of the preparation of the consolidated financial statements, the consummation date was designated as the effective date when 80.27% of the outstanding ordinary shares of ChinaCast were acquired by Great Wall and the remaining outstanding ordinary shares of ChinaCast not acquired by Great Wall were reported as noncontrolling interest for all the periods presented. In addition, shares and share-related data for all periods presented prior to the Share Exchange Transaction were retrospectively restated as if the ordinary shares had historically been authorized, issued, and outstanding under Great Wall’s capital structure.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
1.	ORGANIZATION AND PRINCIPAL ACTIVITIES — continued

Share Exchange Transaction — continued

The net book value of acquired assets and liabilities pursuant to the Share Exchange Transaction was as follows:

RMB

Net assets acquired:
Cash	196,247
Other current assets	8
Note payable to related party	(4,292)
Income tax payable	(3,677)
Other payables and accrued expenses	(36,765)

Total considerations	151,521

During 2007, CEC acquired additional shares of ChinaCast by issuing shares of CEC and cash amounted to RMB5,793 to certain original ChinaCast shareholders and, as of July 11, 2007, CEC increased its holdings to 100% of the outstanding ordinary shares of ChinaCast. The 19.73% of the additional shares acquired were accounted for on the same basis as the Share Exchange Transaction.

Reorganization of ChinaCast prior to the Share Exchange Transaction

PRC regulations restrict direct foreign ownership of business entities providing telecommunications services, Internet access and the distribution of news and information in the PRC where certain licenses are required. To comply with these regulations, a substantial portion of the Company’s satellite broadband business activities is conducted through CCLX, a variable interest entity established on May 7, 2003. ChinaCast and its majority-owned subsidiaries do not have legal ownership of CCLX, which is licensed to provide value-added satellite broadband services in the PRC. CCLX is legally owned by ChinaCast Co., Ltd. (“CCL”) and Li Wei, a PRC citizen. The two parties contributed their own funds in an aggregate amount of Renminbi (“RMB”) 19,063 with no loans provided by ChinaCast or its majority-owned subsidiaries. Accordingly, the investment was reported as noncontrolling interest in the accompanying consolidated financial statements. Each of these investors is the related party of the Company acting as de facto agent for the Company. The Company is the primary beneficiary and absorbs 100% of the earnings or losses from CCLX. CCLX entered into various contractual arrangements with CCT Shanghai, including a technical services agreement to engage CCLX to provide the required satellite broadband services. In return, CCLX is required to pay CCT Shanghai fees for providing assistance to CCLX in the implementation of CCLX’s businesses and the supply for CCLX’s use, ancillary equipment together with certain associated software and technical documentation. As such, CCT Shanghai is entitled to receive fees in amount up to all of the net income of CCLX while it is obligated to fund the operating losses of CCLX. ChinaCast’s subsidiaries have also provided funding to CCLX totaling RMB10,388 through December 31, 2008 to finance the development of CCLX’s business operations.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
1.	ORGANIZATION AND PRINCIPAL ACTIVITIES — continued

Reorganization of ChinaCast prior to the Share Exchange Transaction — continued

The following financial statement amounts and balances of ChinaCast’s variable interest entity, CCLX and its subsidiaries, are included in the accompanying consolidated financial statements as follows:

	As of December 31,
	2007	2008
	RMB	RMB

Total assets	77,885	54,712

Total liabilities	65,358	47,556

	For the years ended December 31,
	2006	2007	2008
	RMB	RMB	RMB

Revenues	97,138	106,429	130,020

Net loss	—	(6,130)	(5,372)

There are no assets of the CEC and its majority-owned subsidiaries that serve as collateral for CCLX and the creditors of CCLX have no recourse to the general credit of CEC and its majority-owned subsidiaries.

CCL is determined to be a variable interest entity of ChinaCast because of ChinaCast’s variable interests in a technical service agreement with CCL through which ChinaCast receives service fees that approximate the returns of CCL’s Beijing branch (see Note 20) and non-current advances to CCL (see Note 25). Through the service agreement, CCL is redesigned so that all returns generated by its Beijing branch, accrue to the benefit of the Company who is not a holder of CCL’s equity investment at risk. Therefore, the return to holders of equity investment at risk in CCL is capped between CCL and the Company. The Company considered that the return under the service agreement and amounts advanced represent the Company maximum exposure to loss. CCL is not included in the accompanying consolidated financial statements because, based on ChinaCast’s involvements in the above arrangements, ChinaCast was not considered to the primary beneficiary of CCL.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(a)	Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”). All amounts in the accompanying consolidated financial statements and notes are expressed in RMB. Amounts in United States dollars (“US$”) are presented solely for the convenience of readers and an exchange rate of RMB6.8 was applied at December 31, 2008.

Certain accounts in the 2006 financial statements and the related notes have been retrospectively adjusted to reflect the effect of discontinued operations as described in Note 3.

(b)	Basis of consolidation

Following the Share Exchange Transaction (see Note 1), the consolidated financial statements include the financial statements of CEC, its subsidiaries and its variable interest entities. Prior to the Share Exchange Transaction, the consolidated financial statements include ChinaCast, its subsidiaries, and CCLX.

All significant inter-company transactions and balances were eliminated upon consolidation. The results of subsidiaries acquired or disposed of during the respective periods are included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. The portion of the income applicable to noncontrolling interests in subsidiary undertakings is reflected in the consolidated statements of operations.

(c)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when purchased.

(d)	Term deposits

Term deposits consist of deposits placed with financial institutions with remaining maturities of greater than three months but less than one year when purchased.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — continued
(e)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include, the useful lives and impairment for property and equipment and acquired intangible assets, inventory valuation, impairment of cost method investment, valuation allowance for deferred tax assets, unrecognized tax benefits and impairment of goodwill.

(f)	Inventories

Inventories are stated at the lower of cost or market value. Cost is determined by the weighted average method.

(g)	Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Assets under construction are not depreciated until construction is completed and the assets are ready for their intended use. Gains and losses from the disposal of property, plant and equipment are included in income from operations. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets. Estimated useful lives of property and equipment are as follows:

Buildings and structures	10~20 years
Teaching facilities and equipment	8~10 years
Satellite hub equipment	7 years
Computer equipment	5 years
Furniture and fixtures	5 years
Motor vehicles	5 years
Assets recorded under capital leases are amortized using the straight-line method over the lesser of the lease terms or in accordance with practices established for similar owned assets. Amortization of assets under capital leases is reported as depreciation expense.

(h)	Land use rights

All land in the PRC is owned by the PRC government. The government in the PRC, according to the relevant PRC law, may sell the right to use the land for a specified period of time. Thus, all of the Company’s land purchases in the PRC are considered to be leasehold land and are stated at cost less accumulated amortization and any recognized impairment loss. Amortization is provided over the term of the land use right agreement on a straight-line basis.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — continued
(i)	Acquired intangible assets

Acquired intangible assets are initially measured based on their fair value. Distance learning service agreements with universities, training school operating right and brand name usage right are amortized on a straight-line basis over their expected useful economic lives. Customer relationship acquired is amortized using the accelerated amortization method over 41 months based on the estimated progression of the students through the respective courses, giving consideration to the revenue and cash flow associated. Expected useful economic lives of acquired intangible assets are as follows:

Distance learning service agreements with universities	46 months
Training school operating right	10 years
Brand name usage right	10 years
Customer relationship	41 months
(j)	Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets.

(k)	Goodwill

Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that it might be impaired. The first step for testing goodwill impairment is by comparing the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — continued
(l)	Long-term investments

An affiliated company over which the Company has the ability to exercise significant influence, but does not have a controlling interest is accounted for using the equity method. Significant influence is generally considered to exist when the Company has an ownership interest in the voting stock of the investee of between 20% and 50%, and other factors, such as representation on the investee’s Board of Directors, voting rights and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate. The Company’s share of earnings of equity affiliate is included in the accompanying consolidated statements of operations below provision for income taxes.

For investments in an investee over which the Company does not have significant influence and a controlling interest, the Company carries the investment at cost and recognizes as income any dividend received from distribution of the investee’s earnings.

The Company reviews the investments for impairment whenever events or changes in circumstances indicate that the carrying value may no longer be recoverable.

(m)	Revenue recognition

The Company’s principal sources of revenues are from the provision of satellite bandwidth and network access services in distance learning, broadcasting of multimedia educational content through broadband satellite network, and to a lesser extent, the provision of English training services and sales of satellite communication related equipment and accessories. The Company recognizes revenue when (1) there is persuasive evidence of an arrangement with the customer, (2) product is shipped and title has passed, and the Company has no significant future performance obligation, (3) the amount due from the customer is fixed or determinable, and (4) collectability is reasonably assured. The Company assesses whether the amount due from the customer is fixed or determinable based on the terms of the agreement with the customer, including, but are not limited to, the payment terms associated with the transaction. The Company assesses collection based on a number of factors, including past transaction history with the customer and credit-worthiness of the customer.

Revenues from provision of satellite bandwidth and network access services in distance learning are recognized as the services are provided. Subscription fees received from multimedia educational content broadcasting services are recognized as revenue over the subscription period during which the services are delivered.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — continued
(m)	Revenue recognition — continued

The Company established an English training service business line in the third quarter of 2007. The Company offers two types of services to students. Students can attend English classes with unlimited access within a certain period of time generally from 2 to 12 months. The other type of classes limits the number of times students can access within a certain period of time generally from 3 to 12 months. Tuition fees are non-refundable for both types of tuition services. Revenues from the unlimited access classes are recognized on a straight-line basis over the service period. Revenues from the limited access classes are deferred and recognized upon completion of the tuition period in the absence of records supporting the number of times students have attended during the tuition period.

Revenues from bachelor degree and diploma program offerings, representing tuition fees and accommodation and catering service income, are recognized on a straight-line basis over the service period.

Revenues from satellite communication related equipment and accessories are recognized once the equipment and accessories are delivered and accepted by customers.

Certain equipment sales contracts provide for customer warranty after the equipment is delivered and tested by the customer upon delivery of the equipment. The acceptance provisions state that if the equipment does not perform to the specifications provided by the Company, the customer has a warranty providing the customer with the right to return the equipment for a full refund or a replacement unit, or may require the Company to repair the equipment to perform up to the agreed upon specifications. The warrant provision expires one year from the date of delivery. The Company recognizes revenue upon delivery of the equipment. Warranty claims have not been significant historically and a reserve for warranty costs was not considered necessary at December 31, 2007 and 2008.

The Company presents revenue net of applicable business taxes and value added taxes, which totaled RMB19,027, RMB18,734 and RMB16,578 for the years ended December 31, 2006, 2007 and 2008, respectively of which RMB906, RMB64 and RMB nil were included in loss from discontinued operations, respectively.

Prepayment for services are deferred and recognized in subsequent periods as services are rendered.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — continued
(n)	Operating leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Payments made under operating leases are charged to the consolidated statements of operations on a straight-line basis over the lease period.

(o)	Foreign currency translation

The Company uses RMB as its reporting currency. Balance sheet accounts are translated using the exchange rates in effect on the balance sheet date. Revenues, expenses, gains, and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income in the accompanying consolidated statements of shareholders’ equity and comprehensive income.

The functional currency of CEC is the US$ while the functional currency of the Company’s major operating subsidiaries and variable interest entities is RMB. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the applicable functional currencies at the rates of exchange in effect at the balance sheet date. Nonmonetary assets and liabilities are remeasured into the applicable functional currencies at historical exchange rates and transactions dominated in other currencies are converted at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the consolidated statements of operations.

(p)	Foreign currency risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of Renminbi into other currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. The cash and cash equivalents and term deposits of the Company included aggregate amounts of RMB137,568 and RMB567,590 at December 31, 2007, RMB219,194 and RMB369,000 at December 31, 2008, respectively, which were denominated in RMB.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — continued
(q)	Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, term deposits, and accounts receivable. The Company places its cash and cash equivalents and term deposits with financial institutions.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers. The Company evaluates allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

A summary of customers accounting for 10% or more of total net revenues was as follows:

	For the years ended December 31,
	2006	2007	2008
	RMB	RMB	RMB

Customers:
A	20,973	21,333	N/A
B	25,382	N/A	N/A
C	N/A	30,872	N/A

Two customers as of December 31, 2007 and four customers as of December 31, 2008 each accounted for 10% or more of the Company’s accounts receivable balances, representing an aggregate of 25.7% and 55.4% of the Company’s accounts receivable balances at December 31, 2007 and 2008, respectively.

Movement of allowance for doubtful accounts was as follows:

	Balance as of	Charge to		Balance as
	beginning of the year	expenses	Reductions	of end of the year
	RMB	RMB	RMB	RMB

2007	148	—	—	148
2008	148	—	148	—

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — continued
(r)	Fair value of financial instruments

Financial instruments include cash and cash equivalents, term deposits, accounts receivable, amounts due from related parties, long-term investments, non-current advances to a related party, accounts payable, amount due to related party, bank and other borrowings, and capital lease obligation. The carrying amounts of cash and cash equivalents, term deposits, accounts receivable, accounts payable, amounts due from related parties, other borrowings, and amounts due to related parties approximate their fair value due to the short-term maturities of these instruments.

Long-term investments have no quoted market prices. The Company reviews the investments for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable. As set out in Note 11, one of the investments was impaired during 2008 based on a review by the Company, which utilized and considered generally accepted valuation methodologies such as income approach and accordingly the carrying amounts of such investment approximate its fair value.

Non-current advances to a related party (Note 25) are non-interest bearing and unsecured. As there are no fixed repayment terms, the Company’s management considers that it is impracticable to estimate the fair value of the advances by using any of the appropriate valuation methods.

Bank borrowings and capital lease obligation bear a fixed rate of interest. Because the stated interest rate reflects the market rate, the carrying value of the bank borrowings and capital lease obligations approximates its fair value.

The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” on January 1, 2008 for all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

SFAS No. 157 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — continued
(r)	Fair value of financial instruments — continued

SFAS No. 157 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. SFAS 157 establishes three levels of inputs that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(s)	Income taxes

Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, net operating loss carry forwards and credits, by applying enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109” (“FIN 48”) on January 1, 2007, as detailed in Note 21.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — continued
(t)	Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the consolidated statements of operations and comprehensive income.

(u)	Net income per share

Basic net income per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted net income per ordinary share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised into ordinary shares. Ordinary share equivalents are excluded from the computation of the diluted net income per share in periods when their effect would be anti-dilutive. As discussed in Note 1, shares and share-related data for all periods presented prior to the Share Exchange Transaction were retrospectively restated as if the Company’s ordinary shares had been authorized, issued, and outstanding under Great Wall’s capital structure. As a result, ordinary shares outstanding used for purposes of calculating basic and diluted net income per share also reflected shares as if they were issued under Great Wall’s capital structure.

(v)	Share-based compensation

The Company accounts for employee stock options under SFAS No. 123R, “Share-based Payment” issued by the FASB from the inception of the Company’s stock compensation plans. Compensation cost related to employee share options or similar equity instruments is measured at the grant date based on the fair value of the award and is recognized on a straight-line basis over the requisite service period which is generally the vesting period, with a corresponding addition to paid-in capital.

(w)	Recently issued accounting pronouncements

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”. Effective January 1, 2008, the Company adopted the measurement and disclosure other than those requirements related to nonfinancial assets and liabilities in accordance with guidance from FASB Staff Position 157-2, “Effective Date of FASB Statement No. 157,” which delayed the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of fiscal year 2009. The Company believes the adoption of SFAS No. 157 for nonfinancial assets and liabilities will not have a significant effect on its consolidated financial position or results of operations.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — continued
(w)	Recently issued accounting pronouncements — continued

In December 2007, the FASB issued SFAS No. 141R, “Business Combination”, to improve reporting creating greater consistency in the accounting and financial reporting of business combinations. The standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company adopted SFAS No. 141R on January 1, 2009. The Company determined the adoption of SFAS No. 141(R) did not have a significant effect on its consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” to improve the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way as required in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transaction. SFAS No. 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. Furthermore, disclosure of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest is required on the face of the financial statements. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of SFAS No. 160 required retroactive application of the presentation and disclosure requirements of the standard to all periods presented.

Effective January 1, 2009, the Company adopted SFAS No. 160. The adoption did not impact the consolidated financial statements presented herein, except for the presentation and disclosure requirements affecting all periods presented including:
(a) the noncontrolling interest has been reclassified to equity,
(b) consolidated net income or loss has been adjusted to include the net income or loss attributable to the noncontrolling interest,
(c) consolidated comprehensive income or loss has been adjusted to include the comprehensive income or loss attributable to the noncontrolling interest and
(d) for each reporting period the Company must present a reconciliation at the beginning and end of the period of the carrying amount of total equity and equity attributable to the Company and the noncontrolling interest.

CHINACAST EDUCATION CORPORATION
In April 2008, the FASB issued FASB Staff Position (“FSP”) FAS142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets”. This FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The guidance for determining the useful life of a recognized intangible asset in this FSP shall be applied prospectively to intangible assets acquired after the effective date. The Company is currently evaluating whether the adoption of FSP 142-3 will have a significant effect on its consolidated financial position or results of operations.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — continued
(w)	Recently issued accounting pronouncements — continued

At the November 24, 2008 meeting, the FASB ratified the consensus reached by the Task Force in Issue No. 08-6, “Equity Method Investment Accounting Considerations” (“EITF 08-6”). Because of the significant changes to the guidance on subsidiary acquisitions and subsidiary equity transactions and the increased use of fair value measurements as a result of SFAS No. 141R and SFAS No. 160, questions have arisen regarding the application of that accounting guidance to equity method investments. EITF 08-6 provides guidance for entities that acquire or hold investments accounted for under the equity method. This issue is effective for transactions occurring in fiscal years and interim periods beginning on or after December 15, 2008. Early adoption is not permitted. The Company is currently evaluating whether the adoption of EITF 08-6 will have a significant effect on its consolidated financial position or results of operations.
3.	DISCONTINUED OPERATIONS

As of January 1, 2007, the Company had a 50% stake in Beijing Tongfang Digital Education Technology Limited (“Tongfang”) and Tongfang had a 51% stake in Beijing Tongfang Chuangxin Technology Limited (“Tongfang Chuangxin”). The Company considered Tongfang and Tongfang Chuangxin as subsidiaries due to the fact that the Company controlled the entities by having the majority voting rights in the board of directors of Tongfang who in turn holds a majority ownership interest in Tongfang Chuangxin. On February 9, 2007, the Company completed the transaction under a sale and purchase agreement with Tongfang Co. Limited to dispose all of its shareholding in Tongfang in return for a 17.85% interest in Tongfang Chuangxin. As part of the consideration for the sale, the Company offset its RMB6,300 payable to Tongfang Co. Limited against the sale proceeds. No significant gain or loss was reported as a result of the sale. Tongfang ceased to be a subsidiary of the Company and the Company has accounted for its investment in Tongfang Chuangxin amounting to RMB8,936 under the cost method of accounting thereafter.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
3.	DISCONTINUED OPERATIONS — continued

The following was a summary of the assets and liabilities associated with the discontinued operations as of February 9, 2007:

As of
February 9, 2007
RMB
Current assets of discontinued operations:
Cash and cash equivalents	9,113
Accounts receivable, net	2,715
Prepaid expenses and other current assets	1,732

13,560

Non-current assets of discontinued operations:
Property and equipment, net	1,433
Acquired intangible assets, net	13,581

15,014

Current liabilities of discontinued operations:
Accounts payable	1,355
Accrued expenses and other current liabilities	6,884

8,239

Noncontrolling interest	6,694

Attributable goodwill	1,595

Summarized operating results from the discontinued operations included in the Company’s consolidated statements of operations were as follows for the year ended December 31, 2006 and 2007:

	For the years
	ended December 31,
	2006	2007
	RMB	RMB

Revenues	15,570	1,096
Loss before provision of income taxes from discontinued operations	(2,250)	(139)
Provision for income taxes	—	—
Noncontrolling interest in discontinued operations	(2,310)	(230)
Loss from discontinued operations, net of tax	(4,560)	(369)
Net loss on discontinued operations per share — basic	(0.27)	(0.01)
Net loss on discontinued operations per share — diluted	(0.23)	(0.01)

All notes to the accompanying consolidated financial statements have been retrospectively adjusted to reflect the effect of the discontinued operations, where applicable.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
4.	ACQUISITION

On April 11, 2008, YPSH, the Company’s subsidiary in the PRC, consummated the acquisition of an 80% interest in Hai Lai from Beijing Heng Tai Jufu Investment Limited (“Heng Tai”). Hai Lai holds the entire interest in FTBC and Hai Yuen. FTBC is a private college affiliated with Chongqing Normal University. The consideration for the acquisition was RMB480,000, of which RMB475,850 was paid during 2008. The acquisition was recorded using the purchase method of accounting and, accordingly, the acquired assets and liabilities were recorded at their fair market value at the date of acquisition. The purchase price allocation was as follows:

		Amortization
	RMB	period

Cash	10,343
Other current assets	323
Non-current deposits	523
Property and equipment and land use rights	334,227	4-50 years
Intangible assets:
Customer relationship (allocated to the TUG as set out in Note 19)	40,329	41 months
Goodwill (allocated to the TUG as set out in Note 19)	309,717
Bank and other borrowings	(65,000)
Other current liabilities	(83,779)
Deferred tax liabilities	(23,296)
Long-term bank borrowings	(20,000)
Unrecognized tax benefits	(6,837)
Noncontrolling interest	(16,550)

Total	480,000

The Company performed the purchase price allocation for the acquisition after considering valuation analyses provided by a third party valuation firm. The valuation analyses utilized and considered generally accepted valuation methodologies such as income, market and cost approach.

The Company believes that the acquisition furthers its strategy of expanding into the post-secondary bricks and mortar education market. The combination of these factors is the rationale for the excess of purchase price over the value of the assets acquired and liabilities assumed.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
4.	ACQUISITION — continued

Pro forma

The following supplemental unaudited pro forma results of operations for the years ended December 31, 2007 and 2008 presented the acquisition as if it had occurred on January 1, 2007 and 2008. The unaudited pro forma results include estimates and assumptions regarding amortization of acquired intangible assets, which the Company believes are reasonable. However, pro forma results are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the dates indicated, or that may result in the future:

	For the years
	ended December 31,
	2007	2008
	RMB	RMB
	(unaudited)	(unaudited)

Revenues	273,019	316,335
Net income attributable to ChinaCast Education Corporation	46,756	40,319
Net income per share — basic	1.76	1.32
Net income per share — diluted	1.67	1.31

5.	INVENTORY

Inventory, net consisted of the following:

	As of December 31,
	2007	2008
	RMB	RMB

Satellite communication related equipment and equipment accessories	2,015	1,419

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
6.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	As of December 31,
	2007	2008
	RMB	RMB

Prepayments to suppliers	849	971
Deposits for project development	1,413	1,622
Accrued interest income	3,319	4,909
Value added tax recoverable	399	687
Others	1,147	798

Total	7,127	8,987

Other current assets primarily include staff advance, prepaid service fee and other miscellaneous prepayments.
7.	NON-CURRENT DEPOSITS

Non-current deposits consisted of the following:

	As of December 31,
	2007	2008
	RMB	RMB

Rental deposits	1,948	166
Utilities deposits	—	270
Other deposits	—	250

Total	1,948	686

Rental deposits represented satellite rental deposit for ChinaCast satellite business operations and office rental deposits for the Company’s daily operations.

These deposits are classified as non-current deposits since they will not be refunded within one year.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
8.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of December 31,
	2007	2008
	RMB	RMB

Buildings and structures	—	257,085
Teaching facilities and equipment	—	15,741
Satellite hub equipment	34,626	34,560
Computer equipment	14,725	13,574
Furniture and fixtures	1,252	13,973
Motor vehicles	1,589	3,993
Construction in progress	—	829

	52,192	339,755
Less: accumulated depreciation	(41,085)	(55,773)

Property and equipment, net	11,107	283,982

The Company leased a motor vehicle under a capital lease (see Note 15). The cost of the asset under the capital lease included in property and equipment was RMB787 as of December 31, 2007. Accumulated depreciation of the leased asset as of December 31, 2007 was RMB602. The Company disposed of the motor vehicle in 2008 and a gain of RMB220 on disposal was recorded as part of the other operating income in the consolidated statements of operations for the year.

The Company leased a computer information integration system under a capital lease (see Note 15). The cost of the capital lease included in buildings and structure and construction in progress was RMB3,618 and RMB166, respectively as of December 31, 2008. Accumulated depreciation of the leased assets as of December 31, 2008 was RMB120.

Total depreciation expense, including depreciation of the above leased assets, totaled RMB6,986, RMB4,055 and RMB16,565 for the years ended December 31, 2006, 2007 and 2008, respectively. Depreciation expense included in income from continuing operations was RMB6,654, RMB4,037 and RMB16,565 for the years ended December 31, 2006, 2007 and 2008, respectively, and that included in loss from discontinued operations was RMB332, RMB18 and RMB nil for the years ended December 31, 2006, 2007 and 2008, respectively.

As of December 31, 2008, buildings amounting to RMB75,357 were pledged by the Company to secure bank borrowings (see Note 14).

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
9.	LAND USE RIGHTS

On April 11, 2008, the Company acquired land use rights through an acquisition (see Note 4). The amount represents the land use rights situated in the PRC for a period of 40-50 years.

In 2008, amortization expense was RMB1,908. The Company expects to record amortization expense of RMB2,624, RMB2,624, RMB2,624, RMB2,624, RMB2,624 and RMB108,663 for 2009, 2010, 2011, 2012 ,2013 and 2014 and thereafter, respectively.

As of December 31, 2008, certain land use rights amounting to RMB75,675 were pledged to secure bank borrowings (see Note 14).

10.	ACQUIRED INTANGIBLE ASSETS, NET

Acquired intangible assets, net consisted of the following:

	As of December 31,
	2007	2008
	RMB	RMB

Brand name usage right (included in the ELG as set out in Note 19)
Cost	22,532	22,532
Less: accumulated amortization	(751)	(3,004)
Less: impairment loss	—	(14,500)

	21,781	5,028

Customer relationship (included in the TUG as set out in Note 19)
Cost	—	40,329
Less: accumulated amortization	—	(14,027)

	—	26,302

Acquired intangible assets, net	21,781	31,330

On August 30, 2007, the Company acquired 100% of the outstanding registered capital of MET, in exchange for cash of RMB22,532 (US$3,000). MET has no asset or liability except for a 10-year exclusive brand name usage right. The acquisition was recorded as an intangible asset, which is being amortized on a straight-line basis over 10 years.

In 2007 and 2008, the Company recorded amortization expense in respect of the brand name usage right amounting to RMB751 and RMB2,253, respectively.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
10.	ACQUIRED INTANGIBLE ASSETS, NET — continued

In 2008, the Company recognized an impairment loss of RMB14,500, which was charged to cost of revenues, on the brand name usage right, which relates to the Company’s English training service business operation. Despite the Company’s efforts to improve the operation, several internal and external factors have impacted, and are expected to continue to impact, the results of the operation. The Company performed the impairment assessment after considering a valuation analysis provided by a third party valuation firm. The valuation analysis utilized and considered generally accepted valuation methodologies such as income approach. The residual balance for the brand name usage right, RMB5,028, will be amortized over the remaining years on a straight-line basis. The Company will record amortization expenses of RMB580, RMB580, RMB580, RMB580, RMB580, RMB2,128 in 2009, 2010, 2011, 2012, 2013 and 2014 and thereafter, respectively.

On April 11, 2008, the Company acquired a customer relationship through an acquisition (see Note 4). The customer relationship is being amortized using accelerated amortization method over 41 months based on the estimated progression of the students through the respective courses, giving consideration to the revenue and cash flow associated.

In 2008, the Company recorded amortization expense in respect of the customer relationship amounting to RMB14,027. The Company will record amortization expenses in respect of the customer relationship of RMB14,027, RMB8,767 and RMB3,508 in 2009, 2010 and 2011, respectively.

In October 2005, CCT Shanghai acquired 50% of the outstanding registered capital of Tongfang, in exchange for a total consideration of RMB21,000. Through the acquisition, the Company acquired certain agreements with universities and a training school operating right. The Company recorded amortization expenses in respect of the agreements with universities and training school operating right amounting to RMB5,350 and RMB447 for the years ended December 31, 2006 and 2007, respectively. These amortization expenses were all included in discontinued operations because the related agreements and operating right were no longer recorded as the Company’s intangible assets following the disposal of Tongfang in February 2007 as detailed in Note 3.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
11.	LONG-TERM INVESTMENTS

Long-term investments consisted of the following:

			Percentage	As of December 31,
Name of investment	Notes		of ownership	2007	2008
			%	RMB	RMB

Equity investments:
ChongQing ChinaCast Distance Learning Service Limited	(a	)	20	284	432
Guo You Communication Network Limited	(b	)	43	1,945	1,356

				2,229	1,788

Cost investments:
Chongqing Education Guarantee Co., Ltd.	(c	)	1.50	—	3,000
Tongfang Chuangxin	(d	)	17.85	8,936	436

Total				11,165	5,224

Notes:
(a)	In February 2004, the Company established ChongQing ChinaCast Distance Learning Service Limited (“ChongQing ChinaCast”) and invested a 20% ownership interest in ChongQing ChinaCast for RMB400. The Company has accounted for its investment in ChongQing ChinaCast under the equity method of accounting because the Company has the ability to exercise significant influence but does not have a controlling interest.

(b)	In March 2005, the Company established Guo You Communication Network Limited (“Guo You”) and invested a 43% ownership interest in Guo You for RMB4,300. The Company has accounted for its investment in Guo You under the equity method of accounting because the Company has the ability to exercise significant influence but does not have a controlling interest.

(c)	In November 2008, the Company established Chongqing Education Guarantee Co., Ltd. (“CQEG”) and invested a 1.50% ownership interest in CQEG for RMB3,000. The Company has accounted for its investment in CQEG under the cost method of accounting because the Company has no ability to exercise significant influence.

(d)	In 2008, during the course of the Company’s review of its investment in Tongfang Chuangxin, the Company assessed the recoverability of the carrying value of this investment, which resulted in impairment losses of RMB8,500. The review utilized and considered generally accepted valuation methodologies such as income approach. These losses reflect the amounts by which the carrying value of this investment exceeded its estimated fair value determined by its estimated future discounted cash flows. The impairment loss is recorded as a component of other income and losses in the consolidated statements of operations.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
11.	LONG-TERM INVESTMENTS — continued
(e)	In June 2005, the Company acquired a 20% ownership interest in Beijing Dongshi-ChinaCast Education Technology Co., Ltd. (“Dongshi ChinaCast”) for RMB15,000. In view of its limited representation on the board of directors, the concentration of majority ownership among a group of other investors who operates Dongshi ChinaCast and the Company has assigned all of its voting rights to one of the other shareholders of Dongshi ChinaCast under certain circumstances, the Company has concluded that it cannot exercise significant influence over the operating and financial activities of Dongshi ChinaCast. Accordingly, the Company has accounted for its investment in Dongshi ChinaCast under the cost method of accounting.

In 2006, due to the unsatisfactory operating performance of Dongshi ChinaCast, the Company reviewed the recoverability of the carrying value of its investment in Dongshi ChinaCast which resulted in impairment losses of RMB13,270. These losses reflect the amounts by which the carrying value of this investment exceeded its estimated fair value determined by its estimated future discounted cash flows. The impairment loss was recorded as a component of other income and losses in the consolidated statements of operations in 2006. The Company had been actively looking for exist strategy regarding this cost method investment thereafter.

On August 30, 2007, the Company entered into an agreement to dispose of its 20% stake in Dongshi ChinaCast for a consideration of RMB12,000. The transaction was completed on October 9, 2007. As such, a gain of RMB10,270 on disposal of this cost method investment was recorded as a component of other income and losses in the consolidated statements of operations in 2007.
12.	GOODWILL

RMB

Balance at January 1, 2007	3,538
Disposal of Tongfang	(1,595)
Exchange differences	(228)

Balance at December 31, 2007	1,715
Acquisition of Hai Lai	309,717
Exchange differences	(101)

Balance at December 31, 2008	311,331

The addition of goodwill in 2008 was primarily attributable to the acquisition of Hai Lai (See Note 4) and was allocated to TUG reporting segment (See Note 19). The Company performed goodwill impairment test annually which relied in part upon a valuation analysis for TUG provided by a third party valuation firm. The impairment tests utilized and considered generally accepted valuation methodologies such as income approach. Based on the impairment tests performed, no impairment charges were recognized in 2007 and 2008, respectively.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
13.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	As of December 31,
	2007	2008
	RMB	RMB

Accrued employee payroll and other compensation	1,803	9,636
Accrued professional fees	9,090	14,521
Advances from customers	1,799	5,837
Business taxes payable	33,414	40,966
Other taxes payable	503	942
Payable for acquired property and equipment	—	23,189
Consideration payable for the acquisition (Note 4)	—	4,150
Temporary receipts	—	25,255
Accommodation and utilities deposits received for student apartments	—	1,395
Government loans granted to students	—	2,454
Rentals payable	659	1,138
Other accrued expenses	1,902	3,324

Total	49,170	132,807

Temporary receipts represented the amount received from Heng Tai and, upon further request from Heng Tai, will be paid to certain former owners of Hai Lai.

14.	BORROWINGS

As of December 31, 2008, the bank borrowings carried interests at the benchmark interest rate announced by the People’s Bank of China plus 10% to 20% per annum. All the bank borrowings were secured by pledge of certain land use rights and buildings in Hai Lai, the entitlement to accommodation income of the student apartments of FTBC and guarantees given by certain individuals.

The bank borrowings will be repayable within one year from December 31, 2008 under their respective original terms. In January, the Company has entered into an agreement with the relevant bank that effectively extends the maturity of a borrowing amounting to RMB58,400 to January 2010 and accordingly the borrowing was classified as a non-current liability.

In 2007 and 2008, interest cost capitalized was RMB nil and RMB2,376, respectively.

As of December 31, 2008, other borrowings carried interest at 10.125% per annum and will be repayable within one year.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
15.	CAPITAL LEASE OBLIGATIONS

	As of December 31,
	2007	2008
	RMB	RMB

Capital lease obligation bearing an average interest rate of 5.5% per annum	34	—
Capital lease obligation bearing an average interest rate of 4.0% per annum	—	2,514

Total	34	2,514
Current portion of capital lease obligation	(34)	(1,191)

Non-current portion of capital lease obligation, less current portion	—	1,323

Future minimum lease payments required under the capital lease and the present value of the net minimum lease payments as of December 31, 2008 are as follows:

RMB

Year ending December 31,
2009	1,438
2010	1,438

Total minimum lease payments	2,876
Less: amount representing interest	(362)

Present value of net minimum lease payments	2,514
Less: current portion of capital lease obligation	(1,191)

Non-current portion capital lease obligation	1,323

The term of the capital lease entered into during 2008 is 3 years. Interest rate is fixed at the contract date.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
16.	SHARE OFFERING

On September 26, 2008, the Company entered into an underwriting agreement, pursuant to which the Company agreed to issue and sell 4,250,000 shares of the Company’s common stock, par value $0.0001 per share (“Share Offering”), to the underwriter at an offering price per share of US$2.60. In addition, the Company also granted the underwriter an option to purchase up to an additional 637,500 shares to cover overallotments, if any, at the same price of US$2.60 per share. The Company also granted the warrants to the underwriter (“Underwriter Warrants”) to purchase 255,000 shares at an exercise price of US$3.15 per share.

The sale of the 4,250,000 shares of common stock was consummated on October 1, 2008 and the option for additional 637,500 shares to cover overallotments expired. Net proceeds to the Company from the Share Offering, after deducting underwriting discounts and commissions and offering expenses, were RMB64,236.

17.	STOCK COMPENSATION PLANS

2001 Stock Incentive Plan

In April 2000, CCT BVI adopted 2001 Stock Incentive Plan, under which CCT BVI may grant options to purchase up to 11,111,542 ordinary shares of CCT BVI to its employees, directors and consultants at price not less than the fair market value at the date of grant for incentive stock options and not less than 85% of the fair market value at the date of grant for non-qualified options.

These options will expire ten years from the date of grant and vest at a rate of 25% on the first anniversary of the grant date and 1/48 per month thereafter. CCT BVI has not granted any option under this plan and does not anticipate granting any options under this plan in the future.

2003 Employee Share Option Scheme

In July 2003, CCN adopted a plan under which CCN may grant options to purchase up to 7,907,982 ordinary shares at a par value of US$0.01 per share to its employees and directors for a price of US$0.15 per share.

These options will expire ten years from the date of grant and vest at a rate of 25% on the first anniversary of the grant date and 1/48 per month thereafter. CCN has not granted any options under this plan and does not anticipate granting any options under this plan in the future.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
17.	STOCK COMPENSATION PLANS — continued

Pre-IPO Share Option Plan

Under the Pre-IPO Plan adopted in March of 2004, ChinaCast may grant options to purchase up to 26,110,000 ordinary shares to employees and directors at an exercise price of Singapore dollar (“S$”) 0.073 (US$0.043). The Pre-IPO Plan will remain in effect for 10 years starting from the date of adoption. New shares are to be issued by ChinaCast upon option exercise.

On March 29, 2004, ChinaCast granted, under the Pre-IPO Plan, 26,110,000 options to purchase 26,110,000 ordinary shares to certain employees and directors at an exercise price of S$0.073 (US$0.043) per share. For every year of employment the grantee has completed, 25% of the options granted to such grantee would become vested over 4 years. All the options granted have been exercised in 2006. There are no options remaining for future grant.

A summary of the share option activity under Pre-IPO Share Option Plan was as follows:

	Number of	Weighted average
	option	exercise price
		S$	US$

Options outstanding at January 1, 2006	26,110,000	0.073	0.043
Granted	—	—	—
Exercised	26,110,000	0.073	0.043
Cancelled	—	—	—

Options outstanding at December 31, 2006	—	—	—
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—

Options outstanding at December 31, 2007	—	—	—
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—

Options outstanding at December 31, 2008	—	—	—

Options exercisable at December 31, 2008	—	—	—

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
17.	STOCK COMPENSATION PLANS — continued

Pre-IPO Share Option Plan — continued

The per share fair value of options as of March 29, 2004, the grant date was as follows:

Ordinary shares	S$0.2075 (US$0.123)

The total intrinsic value of options exercised during the years ended December 31, 2006, 2007 and 2008 was S$5,144, S$ nil and S$ nil, respectively.

The fair value of each option granted is estimated on the date of grant using the Binomial method.

Option grants

Average risk-free rate of return	3.14%
Weighted average expected option life	10 years
Volatility rate	54%
Dividend yield	—
Post-IPO Share Option Plan

Under the Post-IPO Plan adopted in March of 2004, ChinaCast may grant options to purchase up to 15% of the issued ordinary shares on the day preceding the date of the relevant grant to employees and directors.

The options that are granted under the Post-IPO Plan may have exercise prices that are at the discretion of a committee comprising of directors, (a) set a discount to a price (the “Market Price”) equal to the average of the last dealt prices for the shares on the Main Board of the Singapore Exchange Securities Trading Limited for the 5 consecutive market days immediately preceding the grant date (subject to a maximum discount of 20%), in which event, such options may be exercised after the second anniversary from the grant date; (b) fixed at the Market Price, which may be exercised after the first anniversary of the grant date. Options granted under the Post-IPO Plan will have a term of 5 years. ChinaCast has not granted any options under the Post-IPO Plan. Accordingly, there are 66,272,475 options available for future grant.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
17.	STOCK COMPENSATION PLANS — continued

2007 Omnibus Securities and Incentive Plan (“2007 Plan”)

Under the 2007 Plan adopted in May 2007, CEC may grant awards to eligible participates, including employees, directors or consultants, to purchase up to 2,500,000 ordinary shares.

On July 11, 2007, CEC granted, under the 2007 Plan, 12,500 restricted shares to its employees at no consideration. The per share fair value of ordinary shares as of the grant date was US$5.65 (RMB42.75).

On January 11, 2008, CEC granted, under the 2007 Plan, restricted shares to its three directors at no consideration. Each of the three directors was granted 100,000 restricted shares of the Company’s common stock. All of the shares of restricted stock granted to the directors were issued at fair market value based on the closing price on January 11, 2008 of US$6.25 (RMB45.38). For each of the three directors of CEC, 10,000, 30,000 and 60,000 restricted shares were/will be vested on February 9, 2008, February 9, 2009 and February 9, 2010, respectively. On January 11, 2008, CEC granted, under the 2007 Plan, 1,200,000 share options on the Company’s common stock to selected employees at no consideration. The exercise price of the share options granted is US$6.30 and the expiry date is January 11, 2018. A total of 401,000, 401,000 and 398,000 share options were/will be vested on March 31, 2008, March 31, 2009 and March 31, 2010, respectively. Upon exercise of these share options, a total of 1,200,000 common stock will be issued. As of December 31, 2008, no such restricted shares or share options have been forfeited.

A summary of the share option activity under 2007 Plan was as follows:

	Number	Weighted average
	of option	exercise price
		US$

Options outstanding at January 1, 2007 and December 31, 2007	—	—
Granted	1,200,000	6.30
Exercised	—	—
Cancelled	—	—

Options outstanding at December 31, 2008	1,200,000	6.30

Options exercisable at December 31, 2008	401,000	6.30

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
17.	STOCK COMPENSATION PLANS — continued

2007 Omnibus Securities and Incentive Plan (“2007 Plan”) — continued

The per share fair value of options as of January 11, 2008, the grant date was as follows:

Ordinary shares	US$2.67 (RMB19.33)

The aggregate intrinsic value of share options outstanding and exercisable as of December 31, 2008 was US$ nil and US$ nil, respectively.

Management used the Black Scholes Model to estimate the fair value of the share options on the grant date with the following assumptions:

Expected price volatility		37.6%
Risk-free interest rate		4.75%
Expected life	67 months
Expected dividends		—
Fair value of ordinary share at grant date	US$	6.25
In calculating the fair value of the options using the Black Scholes Model, the following major assumptions were used:
(1)	Volatility

The volatility of the underlying ordinary shares during the life of the options was estimated based on the historical stock prices volatility of listed comparable companies over a period comparable to the expected term of the options.

(2)	Risk free interest rate

Risk free interest rate was estimated based on the yield to maturity of China international government bonds with a maturity period close to the expected term of the options.

(3)	Expected life

As the Company did not have sufficient historical exercise data, it estimated the expected life as the weighted average between the vesting term of the options and the original contractual term.

(4)	Dividend yield

The dividend yield was estimated by the Company based on its expected dividend policy over the expected life of the options.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
17.	STOCK COMPENSATION PLANS — continued

2007 Omnibus Securities and Incentive Plan (“2007 Plan”) — continued
(5)	Exercise price

The exercise price of the options was determined by the Company’s board of directors.

(6)	Fair value of underlying ordinary shares

The estimated fair value of the ordinary shares underlying the options as of the grant date was determined based on the closing price of the ordinary shares traded in NASDAQ Global Market as of the grant date.
The weighted average remaining contractual life is 9 years as of December 31, 2008.

Total share-based compensation expenses amounting to RMB530 and RMB15,851 were recognized for the years ended December 31, 2007 and 2008, respectively.

There was RMB19,096 of total unrecognized compensation expense related to nonvested restricted shares and share options as of December 31, 2008.

As of December 31, 2008, no other awards have been granted under the 2007 Plan.

18.	WARRANTS AND UNIT PURCHASE OPTIONS

In March 2004, Great Wall sold 4,515,975 units in its initial public offering (“IPO”). Each unit consists of one share of Great Wall’s common stock and two redeemable common stock purchase warrants (“Warrants”). Each Warrant will entitle the holder to purchase from Great Wall one shares of common stock at an exercise price of US$5 commencing on the consummation of the Share Exchange Transaction. In no event will the Company be required to net cash settle the warrant exercise.

In April 2008, 50,100 Warrants had been exercised at an exercise price of US$5.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
18.	WARRANTS AND UNIT PURCHASE OPTIONS — continued

In June and July 2008, the Company entered into agreements with Fir Tree Value Master Fund, L.P. and Fir Tree Capital Opportunity Master Fund, L.P. (collectively, “Fir Tree”), Sherleigh Associates Inc. Profit Sharing Plan and Sherleigh Associates Inc. Defined Benefit Pension Plan (collectively, “Sherleigh”) and Capela Overseas Ltd. (“Capela”), (Fir Tree, Sherleigh and Capela, collectively, the “Warrantholders”), whereby the Company agreed to reduce the exercise price of the Warrants held by Fir Tree, Sherleigh and Capela from US$5.00 per share to US$4.25 per share. In connection with the reduction in the price of the Warrants, in June 2008, Fir Tree exercised in full an aggregate of 3,007,200 Warrants and Sherleigh exercised in full an aggregate of 411,882 Warrants. In July, Capela exercised in full an aggregate of 94,117 Warrants. As additional consideration for the Warrantholders exercising the Warrants in full as well as for the value of the Warrants, in June 2008 the Company issued 459,924 restricted shares of common stock of the Company to Fir Tree and 62,993 restricted shares of common stock of the Company to Sherleigh. In July, the Company issued 14,394 restricted shares of common stock of the Company to Capela.

In connection with the IPO, Great Wall issued, for $100, an “UPO” to the representative of the underwriters to purchase 400,000 units at an exercise price of US$9.90 per unit. In addition, the warrants (“UPO Warrants”) underlying such units are exercisable at US$6.95 per share. In January 2008, the underwriters exercised the UPO to purchase 5,000 units.

There was no remeasurement required for these assumed Warrants and UPO because such assumption is part of the recapitalization in connection with the Share Exchange Transaction.

In connection with the Share Offering, which was consummated in October 2008, the Company sold to the underwriter in December 2008, for nominal consideration, an aggregate of 255,000 Underwriter Warrants with a price of US$3.15 per share. The Underwriter Warrants will be exercisable for five years from the closing date of the Share Offering. There was no remeasurement required for these Underwriter Warrants since they do not provide for a net cash settlement.

As of December 31, 2008, there were 395,000 UPO, 10,000 UPO Warrants, 5,468,651 Warrants and 255,000 Underwriter Warrants outstanding.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
19.	SEGMENT INFORMATION

Since the acquisition of Hai Lai in April 2008, the Company has been organized as two business segments, the E-learning and training service Group (“ELG”), encompassing all the Company’s business operations before the acquisition and the Traditional University Group (“TUG”), offering bachelor and diploma programs to students in the PRC. The Company follows the provisions of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, which establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which discrete financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

The Company’s chief operating decision maker is the Chief Executive Officer. The following were details of the Company’s reportable segments:

	For the years ended December 31,
	2006	2007	2008
	RMB	RMB	RMB

Revenues from external customers:
ELG	174,119	187,730	202,840
TUG	—	—	83,198

	174,119	187,730	286,038

Additional analysis of revenues from ELG by product or service:
Service	125,556	148,903	173,928
Equipment	48,563	38,827	28,912

	174,119	187,730	202,840

Additional analysis of revenue from ELG by business lines:
Post secondary education distance learning	56,075	69,579	96,888
K-12 and content delivery	78,452	68,319	65,657
Vocational training, enterprise/government training and networking services	39,592	49,832	40,295

	174,119	187,730	202,840

Impairment loss on acquired intangible assets:
ELG	—	—	14,500
TUG	—	—	—

	—	—	14,500

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
19.	SEGMENT INFORMATION — continued

	For the years ended December 31,
	2006	2007	2008
	RMB	RMB	RMB

Depreciation and amortization:
ELG	12,336	5,253	5,595
TUG	—	—	29,158

	12,336	5,253	34,753

Share-based compensation:
ELG	1,181	530	15,851
TUG	—	—	—

	1,181	530	15,851

Impairment loss on cost method investment:
ELG	13,270	—	8,500
TUG	—	—	—

	13,270	—	8,500

Interest income:
ELG	8,302	20,156	19,305
TUG	—	—	157

	8,302	20,156	19,462

Interest expense:
ELG	18	38	227
TUG	—	—	2,348

	18	38	2,575

Provision for income taxes:
ELG	12,299	21,263	20,442
TUG	—	—	3,939

	12,299	21,263	24,381

Earnings in equity investments:
ELG	914	1,155	441
TUG	—	—	—

	914	1,155	441

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
19.	SEGMENT INFORMATION — continued

	For the years ended December 31,
	2006	2007	2008
	RMB	RMB	RMB

Income from operations:
ELG	48,296	54,300	42,475
TUG	—	—	24,144

	48,296	54,300	66,619

Total amount of income from operations agreed to consolidated statements of operations

Addition to property and equipment:
ELG	1,053	2,546	1,937
TUG	—	—	77,191

	1,053	2,546	79,128

	As of December 31,
	2007	2008
	RMB	RMB

Segment assets:
ELG	950,714	725,516
TUG	—	773,643

	950,714	1,499,159

Equity investments:
ELG	2,229	1,788
TUG	—	—

	2,229	1,788

Goodwill:
ELG	1,715	1,614
TUG	—	309,717

	1,715	311,331

The Company’s revenues and net income are substantially derived from the PRC. Most of the assets and capital expenditure of the Company are employed in the PRC.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
20.	MANAGEMENT SERVICE FEE

On November 15, 2000, CCT Shanghai, CCL and the investors of CCL entered into a technical service agreement (“CCL Technical Service Agreement”) pursuant to which CCT Shanghai provided CCL with certain technical services and ancillary equipment in connection with CCL’s satellite communication business, which was operated by a branch of CCL. As compensation, CCT Shanghai received a service fee that equaled the difference between total revenue less expenses of CCL’s Beijing branch as approved by CCT Shanghai.

Furthermore, the investors of CCL have pledged all the shares in CCL and, if certain events occurred, the entitlement to dividends and appropriations to CCT Shanghai to ensure the delivery of the service pursuant to the CCL Technical Service Agreement.

21.	INCOME TAXES

CEC was incorporated in the United States, and is subject to United States federal income taxes. CEC is not subject to New York State and New York City taxes since 2007. CEC did not derive any significant amount of income subject to such taxes after completion of the Share Exchange Transaction and accordingly, no significant tax provision is made in the consolidated statements of operations.

ChinaCast, CCN, CCT BVI and MET are exempted from income tax in Bermuda or British Virgin Islands where they were incorporated. In the opinion of management, CEC, ChinaCast, CCN and MET did not have income that was subject to income taxes in the PRC or other jurisdictions. CCT BVI’s deemed profit generated in the PRC is subject to the PRC income taxes, which were calculated at 33% of such deemed profit before 2008.

On March 16, 2007, the National People’s Congress enacted a new enterprise income tax law, which took effect on January 1, 2008. The new law applies a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises.

CCT BVI constituted a Permanent Establishment (“PE”) in the PRC and the income generated from the PE is subject to the PRC income taxes, which are calculated at 25% tax rate for 2008.

CCT Shanghai was incorporated in the PRC and was governed by the Income Tax Law of the PRC concerning foreign-invested enterprises (“FIEs”) before 2008. Due to a tax preferential policy, as a FIE of a production nature established in Pudong New Area of Shanghai, CCT Shanghai was subject to an income tax rate of 15% before 2008.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
21.	INCOME TAXES — continued

In 2008, according to the new tax law, it provides a five-year transition period from its effective date for the entitled enterprises which were established before the promulgation date of the new tax law and which were entitled to a preferential tax treatment such as a reduced tax rate or a tax holiday. According to transitional rules published after the new income tax law, CCT Shanghai is now eligible to the phased-in rates, 18% in 2008, 20% in 2009, 22% in 2010, 24% in 2011, 25% in 2012 and thereafter.

CCLX was incorporated in the PRC and was governed by the Income Tax Law of the PRC concerning domestic enterprises before 2008. CCLX was subject to an effective income tax rate up to 4% on its revenues before 2008. The Beijing branch of CCLX was subject to an income tax rate of 33% before 2008.

In 2008, according to the new tax law, CCLX and its Beijing branch should file consolidated tax return of Enterprise Income Tax and be subject to an income tax rate of 25%.

On April 11, 2008, the Company consummated the acquisition of an 80% interest in Hai Lai. Hai Lai holds the entire interest in FTBC and Hai Yuen. Hai Lai was incorporated in the PRC and is subject to PRC income tax rate of 25% since 2008. FTBC and Hai Yuen were incorporated in Chongqing of the PRC and are subject to the preferential tax rate of 15% until 2010 in accordance with the western development preferential policy.

Provision for income taxes mainly represents the PRC income taxes calculated at the applicable rate on CCT BVI’s deemed profit generated in the PRC, the profit of CCT Shanghai, CCLX, Hai Lai, Hai Yuen and FTBC.

The Company adopted the provisions of FIN 48 on January 1, 2007. The total amount of unrecognized tax benefits as of the date of adoption was RMB23,337 which included (a) a RMB3,134 adjustment to increase long term liability as a result of adopting FIN 48 with a corresponding increase in the beginning balance of accumulated deficit, and (b) a reclassification of RMB20,203 unrecognized tax benefits from current liabilities to long-term liabilities because the related payment is not anticipated within one year of the balance sheet date. The Company classifies interest and penalty as a component of income tax provisions. As of January 1, 2007, total amount of interest accrued as it related to unrecognized tax benefits was RMB5,628. For the years ended December 31, 2007 and 2008, RMB1,855 and RMB1,421 of interest related to unrecognized tax benefits were recorded as a net increase to income tax provisions respectively. As of December 31, 2007 and 2008, the total amounts of accrued interest were RMB7,483 and RMB9,153, respectively. As of December 31, 2008, the Company’s tax years from 2003 to 2008 remain open to audit in various taxing jurisdictions.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
21.	INCOME TAXES — continued

The following was a tabular reconciliation of total unrecognized tax benefits on the date of adopting FIN 48 through December 31, 2008:

RMB

As of the date of adoption	23,337
Gross increases for tax positions taken in prior period	5,812
Gross increases for tax positions taken during the year	900
Lapse of statue of limitations	(2,157)

As of December 31, 2007	27,892

Gross increases for tax positions taken in prior period	8,620
Gross increases for tax positions taken relating to subsidiaries acquired during the year	13,498
Lapse of statue of limitations	(5,398)

As of December 31, 2008	44,612

Based on management’s current understanding on the Company’s tax position, it is not expected changes in unrecognized tax benefits to be material in the next twelve months except for new acquisitions occur in the period, if any.

Income tax provision was summarized as follows:

	For the years ended December 31,
	2006	2007	2008
	RMB	RMB	RMB

Current taxes	12,126	16,536	21,490
Increase in FIN 48 unrecognized tax benefit balance	—	4,555	5,157
Deferred taxes:
Subsidiaries operating in PRC	173	172	(2,266)

Total provision for income taxes	12,299	21,263	24,381

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
21.	INCOME TAXES — continued

The principal components of the Company’s deferred tax assets and liabilities were as follows:

	As of December 31,
	2007	2008
	RMB	RMB

Current deferred tax assets:
Deferred operating expenses	3,188	4,290
Valuation allowance	(3,188)	(4,290)

Current deferred tax assets, net	—	—

Long-term deferred tax assets:
Net operating loss carry forwards	9,475	11,650
Capitalized expenses	—	1,105
Foreign tax credit	—	330
Impairment loss on cost method investment	—	2,125

Total long-term deferred tax assets	9,475	15,210
Valuation allowance	(9,475)	(15,210)

Long-term deferred tax assets, net	—	—

Long-term deferred tax liabilities:
Property, plant and equipment	—	3,752
Intangible assets	—	4,259
Land use rights	—	13,019

Total long-term deferred tax liabilities	—	21,030

The Company operates through multiple subsidiaries and variable interest entities and the valuation allowance is considered separately for each subsidiary and variable interest entity. A valuation allowance has been recognized for net operating losses carry forward of certain subsidiaries of the Company and CEC’s future deductible operating expenses, as cumulative losses create uncertainty about the realization of the tax benefits in future years. Net operating losses totaled RMB53,481 and RMB61,638 as of December 31, 2007 and 2008, respectively, which included RMB1,551 as of December 31, 2007 expiring on various dates from 2008 to 2012, RMB7,395 as of December 31, 2008 expiring on various dates from 2009 to 2013 and the remaining amounts will carry forward indefinitely. Where a valuation allowance was not recorded, the Company believes that it was more likely than not that the deferred taxes would be realized as it expects to generate sufficient taxable income in future.

The increase in valuation allowance from 2006 to 2007 mainly related to additional net operating losses and the increase from 2007 to 2008 mainly related to additional operating losses and impairment loss on cost method investment, which the Company believes, cannot generate future taxable income to recognize the income tax benefit.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
21.	INCOME TAXES — continued

The Company considers itself to be permanently reinvested with respect to its investment in its foreign subsidiaries. Accordingly, no deferred income tax liability related to the unremitted earnings of its foreign subsidiaries has been included in the Company’s provision for income taxes. Upon distribution of subsidiaries earnings in the form of dividends or otherwise, the Company would be subject to a withholding tax calculated based on 10% of the gross amount of distribution. Management has considered the determination of the amount of unrecognized deferred income tax liability to be not practicable because of the complexities associated with the hypothetical calculation.

A reconciliation of the statutory tax rates and the Company’s effective tax rate was as follows:

	For the years ended December 31,
	2006	2007	2008
	%	%	%

Statutory tax rate (Note)	15.0	15.0	25.0
Effect of non-deductible expenses	7.9	1.3	13.7
Effect of non-taxable income	—	(1.8)	—
Effect of different tax rates of subsidiaries and variable interest entities operating with difference tax regulations in PRC	4.7	4.8	(22.2)
Increase in FIN 48 unrecognized tax benefit balance	—	5.4	6.9
Changes in valuation allowance	0.8	0.4	9.1

Effective tax rates	28.4	25.1	32.5

Note:	The domestic tax rate in the jurisdiction where the operation of the Company is substantially based is used. On January 1, 2008, the new Chinese Enterprise Income Tax Law took effect and has applied a uniform tax rate of 25% to all “resident enterprises” in China, including foreign-invested enterprises.
If the reliefs in the form of preferential tax rates granted to CCT Shanghai, FTBC and Hai Yuen were not available, the provision for income taxes and net income per share for the years ended December 31, 2006, 2007 and 2008 would be as follows:

	For the years ended December 31,
	2006	2007	2008
	RMB	RMB	RMB

Provision for income taxes	6,184	15,707	8,866
Net income per share — basic	1.08	1.64	1.15
Net income per share — diluted	0.92	1.56	1.14

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
22.	NET INCOME PER SHARE

Reconciliation of the basic and diluted net income per share was as follows:

	For the years ended December 31,
	2006		2007		2008

Numerator used in basic and diluted net income per share:
Income from continuing operations attributable to ChinaCast Education Corporation	RMB	24,264	RMB	59,028	RMB	42,667
Loss on discontinued operations attributable to ChinaCast Education Corporation	RMB	(4,560)	RMB	(369)	—

Net income attributable to ChinaCast Education Corporation	RMB	19,704	RMB	58,659	RMB	42,667

Shares (denominator):
Weighted average ordinary shares outstanding used in computing basic net income per share		16,872,309		26,567,240		30,442,992

Plus:
Incremental ordinary shares from assumed conversions of stock options (Note 17) and exercises of Warrants (Note 18)		2,859,690		1,408,491		248,750

Weighted average ordinary shares outstanding used in computing diluted net income per share		19,731,999		27,975,731		30,691,742

Net income per share — basic:
Income from continuing operations attributable to ChinaCast Education Corporation	RMB	1.44	RMB	2.22	RMB	1.40
Loss on discontinued operations attributable to ChinaCast Education Corporation	RMB	(0.27)	RMB	(0.01)		—

Net income attributable to ChinaCast Education Corporation	RMB	1.17	RMB	2.21	RMB	1.40

Net income per share — diluted:
Income from continuing operations attributable to ChinaCast Education Corporation	RMB	1.23	RMB	2.11	RMB	1.39
Loss on discontinued operations attributable to ChinaCast Education Corporation	RMB	(0.23)	RMB	(0.01)		—

Net income attributable to ChinaCast Education Corporation	RMB	1.00	RMB	2.10	RMB	1.39

For periods prior to the Share Exchange Transaction, the number of shares included in the income per share calculations has been retroactively restated to reflect the number of shares to which ex-ChinaCast shareholders, who made acceptances in the Offer, are entitled. In addition, the diluted net income per share calculations did not include the outstanding UPO, UPO Warrants and Underwriter Warrants (Note 18) since the effect is anti-dilutive.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
23.	COMMITMENTS AND CONTINGENCIES

Commitments
a)	Information usage and satellite platform usage operating lease commitment

The Company has entered into certain operating lease arrangements relating to the information usage and satellite platform usage services. Rental expense related to these operating lease arrangements for the years ended December 31, 2006, 2007 and 2008 were RMB18,225, RMB18,363 and RMB17,506, respectively. Operating lease for information usage is negotiated for one year and rentals are fixed for one year. The Company had no fixed commitment on satellite platform usage fee as the amount was payable to CCL calculated at 10% of the CCT BVI’s revenue generated during the period, net of business tax.

b)	Office premises operating lease commitment

Rental expense related to the Company’s non-cancellable office premises operating leases for the years ended December 31, 2006, 2007 and 2008 were RMB3,575, RMB6,692 and RMB6,710, respectively.

As of December 31, 2008, future minimum lease commitments under the non-cancelable lease of the office premises were RMB4,121, RMB3,745, RMB1,351 and RMB51 in 2009, 2010, 2011 and 2012, respectively. These leases expire during 2012 and are renewable upon negotiation.
Contingencies
a)	On March 21, 2006, after obtaining the approval of its shareholders, Great Wall amended certificate of incorporation, the effect of which was, among other things, to eliminate the provision of the certificate of incorporation that purported to prohibit amendment of the “business combination” provisions contained therein and to extend the date before which Great Wall must complete a business combination, to avoid being required to liquidate, from March 23, 2006 to December 31, 2006. Because extending the period during which Great Wall could consummate a business combination was not contemplated by the IPO prospectus, shareholders may have securities law claims against the Company for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her shares, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Such claims might entitle shareholders asserting them to up to US$6.00 per share of common stock, based on the initial offering price of the public units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them and plus interest from the date of the IPO. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. The Company believes the shareholder claims for rescission or damages are remote. As such, the Company has not recorded a liability for such possible rescission. However, the Company cannot definitively predict whether shareholders will bring such claims, how many might bring them or the extent to which they might be successful.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
23.	COMMITMENTS AND CONTINGENCIES — continued

Contingencies — continued
b)	The Company may be subject to claims for rescission or other securities law claims resulting from the failure to disclose that the charter provision purporting to prohibit certain amendments was possibly inconsistent with Delaware’s General Corporation Law. The Company may also be subject to such claims as a result of inaccuracies in other disclosures, as follows: It may be argued that the IPO prospectus misstated the vote required by its charter to approve a business combination by providing that “[w]e will proceed with a business combination only if the public shareholders who own at least a majority of the shares of common stock sold in [that] offering vote in favor [of it] ...,” and that the Exchange Act reports have been inaccurate in describing ChinaCast as a leading provider of e-learning content (as opposed to being primarily a content carrier). On November 13, 2006, the Company filed a Current Report on Form 8-K with the SEC regarding this last item. The Company is unable to predict the likelihood that claims might be made with regard to the foregoing or estimate any amounts for which it might be liable if any such claim was made. As such, the Company has not recorded a liability for such possible rescission.
24.	MAINLAND CHINA CONTRIBUTION PLAN, EDUCATION DEVELOPMENT RESERVE AND PROFIT APPROPRIATION

Full time employees of the Company in the PRC participate in a government-mandated multiemployer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require the Company to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions for such employee benefits were RMB1,730, RMB1,927 and RMB4,024 for the years ended December 31, 2006, 2007 and 2008, respectively.

Pursuant to laws applicable to entities incorporated in the PRC, the Company’s subsidiaries in the PRC must make appropriations from after-tax profit to non-distributable reserves. These reserves include one or more of the following: (i) a general reserve and (ii) an enterprise expansion reserve (iii) an education development reserve. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after tax profit (as determined under accounting principles generally accepted in the PRC at each year-end); the enterprise expansion reserve appropriations are at the Company’s discretion; the education development reserve requires annual appropriations of 25% of after tax profit of private education entities (as determined under accounting principles generally accepted in the PRC at each year-end). These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. In 2006, 2007 and 2008, the Company made total appropriations of RMB3,188, RMB7,418 and RMB12,030, respectively and recorded in statutory reserve.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
25.	RELATED PARTY TRANSACTIONS

The Company has entered into a number of transactions with related parties. The balances and transactions with these related parties were as follows:
(a)	Transactions

The Company entered into the following transactions with related parties:

		For the years ended December 31,
Transactions	Notes	2006	2007	2008
		RMB	RMB	RMB

Service fee earned from CCL	(i )	11,623	18,035	6,463

Costs and expenses reimbursed to CCL	(ii)	1,164	735	—

Satellite platform usage fee to CCL	(iii)	6,184	6,291	6,033

Sales to
Chong Qing ChinaCast	(iv)	934	—	—
Guo You	(iv)	1,773	800	800
Wuhan Huashiyi ChinaCast Tele-Education Co., Ltd. (“Huashiyi”)	(v )	1,360	1,360	—

		4,067	2,160	800

Notes
(i)	The service fee was made at the agreed term of the CCL Technical Service Agreement (see Note 20). CCL is a company in which a principal shareholder and director of the Company, Mr. Yin Jian Ping, has over 10% interest.

(ii)	The costs and expenses were allocated from the Beijing branch of CCL based on the proportion of revenue generated and the agreement entered by the branch and the Company.

(iii)	The satellite platform usage fee was charged to CCT BVI.

(iv)	CCLX provided satellite related service or sold equipment and accessories to Chongqing ChinaCast and Guo You, which are the equity method investments of the Company (see Note 11).

(v)	CCLX provided satellite related service to Huashiyi, which is an equity method investment of CCL.

(vi)	During 2008, YPSH provided a temporary advance to CCL in November 2008, which was fully settled in December 2008.

CHINACAST EDUCATION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — continued
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In thousands, except share-related data)
25.	RELATED PARTY TRANSACTIONS — continued
(b)	Balances

		Amounts due		Amounts due
		from related parties		to related parties
		As of December 31,		As of December 31,
	Notes	2007	2008	2007	2008
		RMB	RMB	RMB	RMB
Current amounts

ChongQing ChinaCast	(1)	34	34	—	—
Guo You	(1)	1,654	2,454	—	—
Huashiyi	(2)	1,560	—	—	—
Mr. Yin Jian Ping	(3)	—	—	—	1,127

		3,248	2,488	—	1,127

Non-current advances
CCL	(4)	119,914	110,217	—	—

Notes:
(1)	ChongQing ChinaCast and Guo You are the equity method investments of the Company (see Note 11). The balances arose from the provision of satellite related services, which are non-interest bearing, unsecured and payable on demand.

(2)	The amount due from Huashiyi comprised a loan advance, which was non-interest bearing, unsecured and payable on demand, and also a balance related to the provision of related services.

(3)	The balance relates to unpaid fees payable to Mr. Yin Jian Ping, a director of the Company.

(4)	The advances by the Company to CCL are for money spent on asset and expenses to build up the satellite business of CCL over the years. CCL has undertaken that when regulation allows, the ownership of CCLX and all the relevant assets attributable to the satellite business operations in the books of CCL and its Beijing branch (collectively “Satellite Business”) will be transferred to the Company, the consideration of which will be settled against the above advances to CCL in the books of the Company at the sole discretion of the Company. Accordingly, the Company considers the advances are of the nature of a deemed investment in the Satellite Business.